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                                                                  EXECUTION COPY

                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                              NORTHERN TELECOM INC.

                                ELDER CORPORATION

                                       AND

                           MICOM COMMUNICATIONS CORP.





                            Dated as of May 13, 1996
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                             TABLE OF CONTENTS


                                    ARTICLE I
                                    THE OFFER

SECTION 1.01  The Offer .......................................................1
SECTION 1.02  Company Actions..................................................3
SECTION 1.03  Stockholder Lists................................................4
SECTION 1.04  Directors .......................................................4

                                   ARTICLE II
                                   THE MERGER

SECTION 2.01  The Merger ......................................................5
SECTION 2.02  Consummation of the Merger.......................................5
SECTION 2.03  Effects of the Merger............................................6
SECTION 2.04  Certificate of Incorporation and Bylaws..........................6
SECTION 2.05  Directors and Officers...........................................6
SECTION 2.06  Conversion of Shares.............................................6
SECTION 2.07  Conversion of Common Stock of the Sub............................6
SECTION 2.08  Stockholders' Meeting............................................7
SECTION 2.09  Merger Without Meeting of Stockholders...........................7
SECTION 2.10  Withholding Taxes................................................7

                                   ARTICLE III
                 DISSENTING SHARES; PAYMENT FOR SHARES; OPTIONS

SECTION 3.01  Dissenting Shares................................................8
SECTION 3.02  Payment for Shares...............................................8
SECTION 3.03  Closing of the Company's Transfer Books.........................10
SECTION 3.04  Options ........................................................10

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 4.01  Organization and Qualification..................................11
SECTION 4.02  Capitalization..................................................12
SECTION 4.03  Authority for this Agreement....................................13
SECTION 4.04  Absence of Certain Changes......................................14
SECTION 4.05  Reports ........................................................14

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SECTION 4.06  Schedule 14D-9; Offer Documents and Proxy Statement.............16
SECTION 4.07  Consents and Approvals; No Violation............................17
SECTION 4.08  Brokers ........................................................17
SECTION 4.09  Employee Benefit Matters........................................18
SECTION 4.10  Litigation, etc.................................................21
SECTION 4.11  Tax Matters ....................................................21
SECTION 4.12  Compliance with Law.............................................23
SECTION 4.13  Environmental Compliance........................................23
SECTION 4.14  Intellectual Property...........................................27
SECTION 4.15  Real Property...................................................29
SECTION 4.16  Insurance ......................................................30
SECTION 4.17  Material Contracts..............................................30
SECTION 4.18  Related Party Transactions......................................31
SECTION 4.19  Liens ..........................................................32
SECTION 4.20  State Takeover Statutes Inapplicable............................32
SECTION 4.21  Required Vote of Company Stockholders...........................32
SECTION 4.22  New Jersey ISRA.................................................33

                                    ARTICLE V
            REPRESENTATIONS AND WARRANTIES OF THE PARENT AND THE SUB

SECTION 5.01  Organization and Qualification..................................33
SECTION 5.02  Authority Relative to this Agreement............................33
SECTION 5.03  Offer Documents; Proxy Statement................................34
SECTION 5.04  Consents and Approvals; No Violation............................34
SECTION 5.05  Interim Operation of the Sub....................................35
SECTION 5.06  Financing ......................................................35

                                   ARTICLE VI
                                    COVENANTS

SECTION 6.01  Conduct of Business of the Company..............................35
SECTION 6.02  No Solicitation.................................................38
SECTION 6.03  Access to Information...........................................39
SECTION 6.04  Reasonable Best Efforts.........................................40
SECTION 6.05  Indemnification.................................................41
SECTION 6.06  Employee Plans and Benefits and Employment Contracts............41
SECTION 6.07  State Takeover Statutes.........................................42
SECTION 6.08  Proxy Statement.................................................43
SECTION 6.09  Notification of Certain Matters.................................43


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SECTION 6.10  Subsequent Filings..............................................43
SECTION 6.11  Termination Fee; Expenses.......................................44

                                   ARTICLE VII
                    CONDITIONS TO CONSUMMATION OF THE MERGER

SECTION 7.01  Conditions to Each Party's Obligation to Effect the Merger......45
SECTION 7.02  Conditions to the Obligations of the Parent and the Sub to
                  Effect the Merger...........................................46
SECTION 7.03  Conditions to the Obligations of the Company to Effect the
                  Merger......................................................46

                                  ARTICLE VIII
                         TERMINATION; AMENDMENT; WAIVER

SECTION 8.01  Termination ....................................................47
SECTION 8.02  Effect of Termination...........................................49
SECTION 8.03  Amendment ......................................................49
SECTION 8.04  Extension; Waiver...............................................49

                                   ARTICLE IX
                                  MISCELLANEOUS

SECTION 9.01  Survival of Representations and Warranties......................50
SECTION 9.02  Entire Agreement; Assignment....................................50
SECTION 9.03  Enforcement of the Agreement....................................50
SECTION 9.04  Validity .......................................................50
SECTION 9.05  Notices ........................................................50
SECTION 9.06  Governing Law...................................................52
SECTION 9.07  Descriptive Headings............................................52
SECTION 9.08  Parties in Interest.............................................52
SECTION 9.09  Counterparts ...................................................53
SECTION 9.10  Fees and Expenses...............................................53
SECTION 9.11  Certain Definitions.............................................53
SECTION 9.12  Press Releases..................................................54

EXHIBIT A

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                          AGREEMENT AND PLAN OF MERGER

                  AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of May 13, 1996 among Northern Telecom Inc., a Delaware corporation (the "Parent"), Elder Corporation, a Delaware corporation and a wholly-owned subsidiary of the Parent (the "Sub"), and MICOM Communications Corp., a Delaware corporation (the "Company").

                                    RECITALS

                  WHEREAS, the Board of Directors of each of the Parent, the Sub and the Company has determined that it is in the best interests of their respective stockholders for the Sub to acquire the Company upon the terms and subject to the conditions set forth herein;

                  WHEREAS, the Board of Directors of the Company has adopted, by the unanimous vote of all directors present, resolutions approving, among other things, the acquisition of the Company by the Sub, this Agreement and the transactions contemplated hereby, and has agreed to recommend that the Company's stockholders approve the agreement of merger (as such term is used in Section 251 of the Delaware General Corporation Law (the "DGCL")) contained in this Agreement and the transactions contemplated hereby and tender their Shares (as hereinafter defined) in the Offer (as hereinafter defined);

                  WHEREAS, concurrently with the execution hereof and in order to induce the Parent and the Sub to enter into this Agreement, the Parent and the Sub are entering into stock option agreements (together, the "Stock Option Agreement") with Odyssey Partners L.P. and E.R. Yost (together, the "Option Grantor") under which the Option Grantor has granted the Sub an irrevocable option (together the "Odyssey Option") to purchase a total of 5,151,145 Shares upon the terms and conditions specified therein;

                  WHEREAS, the Parent, the Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with this Agreement;

                  NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

                                    ARTICLE I

                                    THE OFFER

                  SECTION 1.01 The Offer.

                  (a) Provided that this Agreement shall not have been terminated in accordance with Section 8.01 hereof and that none of the events set forth in clause (2) of Exhibit A hereto shall have occurred or be existing, the Parent shall cause the Sub promptly (but in no event later than five business days following the public announcement of the terms of this Agreement) to commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) an offer to purchase all outstanding shares
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(the "Shares") of common stock of the Company, par value $0.0000001 per share
(the "Common Stock"), at a price of $12.00 per Share, net to the seller in cash (the "Offer"). The obligation of the Sub to consummate the Offer and to accept for payment and to pay for any Shares tendered pursuant thereto shall be subject to only the conditions set forth on Exhibit A (the "Offer Conditions"), which are for the sole benefit of the Parent and the Sub and may be asserted by the Parent or the Sub regardless of the circumstances giving rise to any such condition, or waived by the Parent or the Sub in whole or in part at any time and from time to time in its sole discretion. The Company agrees that no Shares held by the Company or any of its subsidiaries (as defined in Section 9.11 hereof) will be tendered to the Sub pursuant to the Offer. The Sub will not, without the prior written consent of the Company, (i) decrease or change the form of the consideration payable in the Offer, (ii) decrease the number of Shares sought pursuant to the Offer, (iii) impose additional conditions to the Offer other than the Offer Conditions, (iv) change the Offer Conditions (provided, that the Parent or the Sub in its sole discretion may waive any such conditions) or (v) make any other change in the terms or conditions of the Offer which is materially adverse to the holders of the Shares. Notwithstanding the foregoing, the Parent and the Sub may, without the consent of the Company, (x) extend the Offer, if at the scheduled expiration date of the Offer any of the Offer Conditions shall not be satisfied or waived, until such time as such conditions are satisfied or waived, (xi) extend the Offer for any period required by any statute, rule, regulation, interpretation or position of the Securities and Exchange Commission ("SEC") or any other governmental authority or agency thereof applicable to the Offer, and (xii) extend the Offer for any reason on one or more occasions for an aggregate of not more than 15 business days beyond the latest expiration date that would otherwise be permitted under clauses (x) and (xi) of this sentence; and, if at any scheduled expiration date of the Offer any of the Offer Conditions are not satisfied or waived by the Parent or the Sub but are capable of being satisfied in the reasonable opinion of the Parent and the Sub, on the written request of the Company, the Sub shall from time to time extend the Offer for up to thirty business days in the aggregate from the originally scheduled expiration date thereof. Subject to the Offer Conditions and the terms and conditions of this Agreement, the Sub shall, and the Parent shall cause Sub to, accept for payment, and pay for, all Shares validly tendered and not withdrawn pursuant to the Offer as soon as practicable after the expiration of the Offer.

                  (b) On the date of commencement of the Offer, the Parent and the Sub shall file or cause to be filed with the SEC a Tender Offer Statement on
Schedule 14D-1 (together with all amendments and supplements thereto, the "Schedule 14D-1") with respect to the Offer which shall contain the offer to purchase and related letter of transmittal and other ancillary Offer documents and instruments pursuant to which the Offer will be made (collectively with any supplements or amendments thereto, the "Offer Documents"). The


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Company and its counsel shall be given a reasonable opportunity to review and comment on the Offer Documents prior to their filing with the SEC.

                  (c) The Parent shall provide to the Sub on a timely basis the funds necessary to accept for payment and pay for the Shares that the Sub becomes obligated to accept for payment and pay for pursuant to the Offer.

                  SECTION 1.02 Company Actions. (a) The Company hereby consents to the Offer and represents and warrants that (i) the making of any offer and proposal and the taking of any other action by the Parent or the Sub in connection with this Agreement and the Stock Option Agreement and the transactions contemplated hereby and thereby have been consented to by the Board of Directors of the Company in accordance with the terms and provisions of the Confidentiality Agreement (as hereinafter defined), (ii) its Board of Directors (at a meeting or meetings duly called and held) has, by the unanimous vote of all directors present, (w) determined that the Offer and the Merger are fair to and in the best interests of the stockholders of the Company, (x) resolved to recommend acceptance of the Offer and approval and adoption of agreement of merger (as such term is used in Section 251 of the DGCL) contained in this Agreement by such stockholders of the Company, (y) taken all necessary steps to render Section 203 of the DGCL inapplicable to the Merger, the Stock Option Agreement and the acquisition of Shares pursuant to the Offer and the Odyssey Option and (z) resolved to elect, to the extent permitted by law, not to be subject to any state takeover law other than Section 203 of the DGCL that may purport to be applicable to the Offer, the Merger, the Stock Option Agreement or the transactions contemplated by this Agreement or the Stock Option Agreement and (iii) Montgomery Securities, the Company's independent financial advisor, has advised the Company's Board of Directors that, in its opinion, the consideration to be paid in the Offer and the Merger to the Company's stockholders is fair, from a financial point of view, to such stockholders.

                  (b) On the date of commencement of the Offer, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto, the "Schedule 14D-9") containing the recommendations of its Board of Directors described in
Section 1.02(a) and hereby consents to the inclusion of such recommendations in the Offer Documents and to the inclusion of a copy of the Schedule 14D-9 with the Offer Documents mailed or furnished to the Company's stockholders. The Parent, the Sub and their counsel shall be given a reasonable opportunity to review and comment on the Schedule 14D-9 prior to its filing with the SEC. The Company agrees to provide the Parent and the Sub with any comments that may be received from the SEC or its staff with respect to the Schedule 14D-9 promptly after receipt thereof.


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                  (c) The Company hereby agrees that, subject to the terms and conditions of this Agreement and except as is required in the exercise of the fiduciary duties of the Board of Directors of the Company in the written opinion of outside counsel to the Company, in the event there shall occur a change in law or in a binding judicial interpretation of existing law which would, in the absence of action by the Company or the Board of Directors of the Company specified in such law or interpretation, prevent the Sub, were it to acquire a specified percentage of the Shares then outstanding, from approving and adopting this Agreement by its affirmative vote as the holder of a majority of Shares and without the affirmative vote of any other holder of Shares, the Company will use its best efforts to promptly take or cause such action to be taken.

                  SECTION 1.03 Stockholder Lists. In connection with the Offer, the Company shall cause its transfer agent to promptly furnish the Parent and the Sub with mailing labels, security position listings and any available listing or computer file containing the names and addresses of the record holders of the Shares as of the latest practicable date and shall cause its transfer agent to furnish the Sub with such information and assistance (including periodic updates of such information) as the Sub or its agents may reasonably request in communicating the Offer to the record and beneficial stockholders of the Shares.

                  SECTION 1.04 Directors. (a) If, immediately following the consummation of the Offer, the Sub is unable to cause the Merger to be effected pursuant to Section 253 of the DGCL, promptly upon the purchase by the Sub pursuant to the Offer and the Odyssey Option of such number of Shares as represents at least a majority of the outstanding Shares and from time to time thereafter, the Sub shall be entitled to designate such number of directors, rounded up to the next whole number, on the Board of Directors of the Company as will give the Sub representation on the Board of Directors of the Company equal to the product of the number of directors on the Board of Directors of the Company and the percentage that such number of Shares so purchased bears to the number of Shares outstanding, and the Company shall, upon request by the Sub, promptly increase the size of the Board of Directors of the Company or use its best efforts to secure the resignations of such number of directors as is necessary to provide the Sub with such level of representation and shall cause the Sub's designees to be so elected. The Company will also use its best efforts to cause persons designated by the Sub to constitute the same percentage as is on the entire Board of Directors of the Company to be on (i) each committee of the Board of Directors of the Company and (ii) each Board of Directors and each committee thereof of each subsidiary of the Company. The Company's obligations to appoint designees to its Board of Directors shall be subject to Section 14(f) of the Exchange Act. At the request of the Sub and subject to applicable law, the Company shall take, at its expense, all action necessary to effect any such election or appointment of the Sub's designees, including mailing to its stockholders the information


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required by Section 14(f) of the Exchange Act and Rule 14f-l promulgated thereunder which, unless the Sub otherwise elects, shall be so mailed together with the Schedule 14D-9. The Parent and the Sub will supply to the Company all information with respect to themselves and their respective officers, directors and affiliates required by such Section and Rule.

                  (b) Notwithstanding anything set forth in Section 1.04(a), neither the Parent nor the Sub shall take any action to prevent at least two persons who are directors of the Company on the date hereof from remaining as directors of the Company (the "Continuing Directors") until the Effective Time (as hereinafter defined). Following the election or appointment of the Sub's designees pursuant to Section 1.04(a) and prior to the Effective Time, and so long as there shall be at least one Continuing Director, any amendment of this Agreement requiring action by the Board of Directors of the Company, any extension of time for the performance of any of the obligations or other acts of the Parent or the Sub under this Agreement, and any waiver of compliance with any of the agreements or conditions under this Agreement for the benefit of the Company will require the concurrence of a majority of the Continuing Directors.

                                   ARTICLE II

                                   THE MERGER

                  SECTION 2.01 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the relevant provisions of the DGCL, the Sub shall be merged with and into the Company (the "Merger") as soon as practicable following the satisfaction or waiver, if permissible, of the conditions set forth in Article VII hereof. The Company shall be the surviving corporation in the Merger (the "Surviving Corporation") under the name "MICOM Communications Corp." and shall continue its existence under the laws of Delaware. The separate corporate existence of the Sub shall cease.

                  SECTION 2.02 Consummation of the Merger. Subject to the provisions of this Agreement, the Sub and the Company shall cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware a duly executed and verified certificate of merger, as required by the DGCL, and shall take all such other and further actions as may be required by law to make the Merger effective. Prior to the filing referred to in this Section, a closing (the "Closing") will be held at the offices of Cleary, Gottlieb, Steen & Hamilton, One Liberty Plaza, New York, New York (or such other place as the parties may agree) for the purpose of confirming all the foregoing. The time the Merger becomes effective in accordance with applicable law is referred to as the "Effective Time."


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                  SECTION 2.03 Effects of the Merger. The Merger shall have the effects set forth in the applicable provisions of the DGCL and set forth herein.

                  SECTION 2.04 Certificate of Incorporation and Bylaws. The Certificate of Incorporation and the Bylaws of the Sub, in each case as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation; provided, however, that
Article I of the Certificate of Incorporation of the Surviving Corporation shall be amended to read in its entirety as follows: "ARTICLE I. The name of the Corporation is MICOM Communications Corp."

                  SECTION 2.05 Directors and Officers. The directors of the Sub immediately prior to the Effective Time and the officers of the Company immediately prior to the Effective Time shall be the directors and officers, respectively, of the Surviving Corporation until their respective successors are duly elected and qualified.

                  SECTION 2.06 Conversion of Shares. Each Share issued and outstanding immediately prior to the Effective Time (other than Shares owned by the Parent, the Sub or any subsidiary of the Parent or the Sub or held in the treasury of the Company, all of which shall be canceled, and other than Dissenting Shares, as defined in Section 3.01 hereof) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive in cash an amount per Share (subject to any applicable withholding tax as specified in Section 2.10 hereof) equal to $12.00, without interest (the "Merger Consideration"), upon the surrender of the certificate representing such Shares as provided in Section 3.02. At the Effective Time, each holder of an Option (as hereinafter defined) with an exercise price of less than $12.00 per share shall be entitled to receive the Option Consideration (as hereinafter defined) pursuant to Section 3.04.

                  SECTION 2.07 Conversion of Common Stock of the Sub. Each share of common stock, no par value, of the Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one share of common stock of the Surviving Corporation.

                  SECTION 2.08 Stockholders' Meeting. Unless the Merger is consummated in accordance with Section 253 of the DGCL as contemplated by
Section 2.09, and subject to applicable law, the Company, acting through its Board of Directors, shall, in accordance with applicable law, duly call, give notice of, convene and hold a special meeting (the "Special Meeting") of its stockholders as soon as practicable following the consummation of the Offer for the purpose of adopting the agreement of merger (within the meaning of Section 251 of the DGCL) set forth in this Agreement; and, subject to the fiduciary duties of its Board of


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Directors under applicable law as set forth in a written opinion of outside counsel, include in the Proxy Statement the recommendation of its Board of Directors that stockholders of the Company vote in favor of the adoption of the plan of merger set forth in this Agreement. The Parent and the Sub each agree that, at the Special Meeting, all of the Shares acquired pursuant to the Offer, the Option or otherwise by the Parent or the Sub or any of their affiliates will be voted in favor of the Merger.

                  SECTION 2.09 Merger Without Meeting of Stockholders. If the Sub, or any other direct or indirect subsidiary of the Parent, shall acquire at least 90 percent of the outstanding shares of each class of capital stock of the Company, each of the Parent, the Sub and the Company shall take all necessary and appropriate action to cause the Merger to become effective, as soon as practicable after the consummation of the Offer, without a meeting of stockholders of the Company, in accordance with Section 253 of the DGCL.

                  SECTION 2.10 Withholding Taxes. The Parent and the Sub shall be entitled to deduct and withhold from the consideration otherwise payable to a holder of Shares, Options or Purchase Rights (as hereinafter defined) pursuant to the Offer or the Merger, any stock transfer taxes and such amounts as are required to be withheld under the Internal Revenue Code of 1986, as amended (the "Code"), or any applicable provision of state, local or foreign tax law, as specified in the Offer Documents. To the extent that amounts are so withheld by the Parent or the Sub, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by the Parent or the Sub.

                                   ARTICLE III

                 DISSENTING SHARES; PAYMENT FOR SHARES; OPTIONS

                  SECTION 3.01 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, Shares which are issued and outstanding immediately prior to the Effective Time and which are held by stockholders who did not vote in favor of the Merger and who comply with all of the relevant provisions of Section 262 of the DGCL (the "Dissenting Shares") shall not be converted into or be exchangeable for the right to receive the Merger Consideration, and the holders of such Shares will be entitled to receive payment of the appraised value of such Shares in accordance with the provisions of Section 262, unless and until such holders shall have failed to perfect or shall have effectively withdrawn or lost their rights to appraisal under the DGCL. If any such holder shall have failed to perfect or shall have effectively withdrawn or lost such right to appraisal, such holder's Shares shall thereupon be converted into and become exchangeable only for the right to receive, as of the Effective Time, the Merger Consideration without any interest thereon. The Company shall


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give the Parent and the Sub (i) prompt notice of any written demands for appraisal of any Shares received by the Company, attempted written withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by the Company relating to stockholders' rights of appraisal and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of the Parent, voluntarily make any payment with respect to any demands for appraisals of capital stock of the Company, offer to settle or settle any such demands or approve any withdrawal of any such demands.

                  SECTION 3.02 Payment for Shares.

                  (a) Prior to the Effective Time, the Parent will cause the Sub to make available to a bank or trust company designated by the Parent (the "Paying Agent") sufficient funds to make the payments pursuant to Section 2.06 hereof on a timely basis to holders (other than the Parent or the Sub or any of their respective subsidiaries) of Shares that are issued and outstanding immediately prior to the Effective Time (such amounts being hereinafter referred to as the "Payment Fund"). The Paying Agent shall, pursuant to irrevocable instructions, make the payments provided for in the preceding sentence out of the Payment Fund. The Payment Fund shall not be used for any other purpose, except as provided in this Agreement.

                  (b) As soon as practicable after the Effective Time, the Surviving Corporation shall cause the Paying Agent to mail to each record holder, as of the Effective Time, of an outstanding certificate or certificates which immediately prior to the Effective Time represented Shares (the "Certificates") a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent) and instructions for use in effecting the surrender of the Certificate and payment therefor. Upon surrender to the Paying Agent of a Certificate, together with such letter of transmittal duly executed, the holder of such Certificate shall be paid in exchange therefor cash in an amount (subject to any applicable withholding tax as specified in Section 2.10 hereof) equal to the product of the number of Shares represented by such Certificate multiplied by the Merger Consideration, and such Certificate shall forthwith be canceled. No interest will be paid or accrued on the cash payable upon the surrender of the Certificates. If payment is to be made to a person other than the person in whose name the Certificate surrendered is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. From and after the Effective Time and until surrendered in accordance with the provisions of this Section 3.02, each Certificate (other than Certificates


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representing Shares owned by the Parent or the Sub or any of their respective subsidiaries and Certificates representing Dissenting Shares) shall represent for all purposes solely the right to receive the Merger Consideration in cash multiplied by the number of Shares evidenced by such Certificate, without any interest thereon.

                  (c) Any portion of the Payment Fund (including the proceeds of any investments thereof) that remains unclaimed by the former stockholders of the Company for six months after the Effective Time shall be repaid to the Surviving Corporation. Any former stockholders of the Company who have not complied with Section 3.01 hereof prior to such six-month period shall thereafter look only to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) but only as general creditors thereof for payment of their claim for the Merger Consideration, without any interest thereon. Neither the Parent nor the Surviving Corporation shall be liable to any holder of Shares for any monies delivered from the Payment Fund or otherwise to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to two years after the Effective Time, unclaimed funds payable with respect to such certificates shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

                  SECTION 3.03 Closing of the Company's Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Shares shall thereafter be made. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for cash as provided in this Article III, subject to applicable law in the case of Dissenting Shares.

                  SECTION 3.04  Options; Purchase Rights.

                  (a) At the Effective Time (or at such earlier time as the Sub shall designate, which time may be immediately prior to the acceptance of Shares pursuant to the Offer), each holder of a then outstanding option to purchase shares of Common Stock, whether or not then exercisable (the "Options"), which theretofore has been granted under either the Company's 1994 Employee Stock Option Plan or the Company's 1994 Directors Stock Option Plan (together, the "Stock Option Plans") shall, in settlement thereof, receive from the Surviving Corporation for each Share subject to such Option an amount (subject to any applicable withholding tax as specified in Section 2.10 hereof) in cash equal to the excess, if any, of the Merger Consideration over the per share exercise or purchase price of such Option (such amount being hereinafter referred to as the "Option Consideration"). Upon receipt of the Option Consideration (or in the case of an Option with an exercise price of $12.00 or greater, at the Effective
Time), the Option shall be canceled. The surrender of an Option to the Surviving Corporation in exchange for the Option Consideration shall be deemed a release of


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
any and all rights the holder had or may have had in respect of such Option. Prior to the Effective Time, the Company shall use its best efforts to obtain all necessary consents or releases from holders of Options and take all such other action as may be reasonably necessary to give effect to the transactions contemplated by this Section 3.04. Except as otherwise agreed to by the parties,
(i) the Stock Option Plans shall terminate as of the Effective Time and, except with respect to the right to receive the Option Consideration under this Section 3.04, any and all rights under any provisions in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any subsidiary thereof shall be canceled as of the Effective Time, and (ii) the Company shall take all reasonable action necessary to ensure that no person shall have any right under any Stock Option Plan (or any Option granted thereunder) or other plan, program or arrangement with respect to, including any right to acquire, equity securities of the Company, the Surviving Corporation, the Parent or any subsidiary of any of the foregoing following the Effective Time.

                  (b) At the Effective Time each holder of a Purchase Right shall in settlement thereof receive from the Surviving Corporation for each Share the holder of the Purchase Right would have been entitled to with respect to such Purchase Right under the 1995 Plan (as hereinafter defined), as calculated in accordance with the terms of the 1995 Plan (for purposes of such calculation the date of the Effective Time shall be deemed to be the last day of the Current Purchase Period (as hereinafter defined)) (subject to applicable withholding tax as specified in Section 2.10 hereof) an amount in cash equal to the Merger Consideration, with appropriate adjustment for fractional Shares otherwise purchaseable. Upon receipt of such amounts, the Purchase Right shall be canceled. Prior to the Effective Time, the Company shall use its best efforts to obtain all necessary consents or releases from holders of Purchase Rights and shall take such other action, including pursuant to Section 6.05(d), as may be necessary to give effect to the transactions contemplated by this Section 3.04(b).

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

                  The Company represents and warrants to the Parent and the Sub as follows:

                  SECTION 4.01 Organization and Qualification. Each of the Company and its subsidiaries is a duly organized and validly existing corporation in good standing under the laws of its jurisdiction of incorporation, with all corporate power and other authority to own its properties and conduct its business and is duly qualified and in good standing as a foreign corporation authorized to do business in each of the jurisdictions in which the character of the properties owned or held under lease by it or the nature of the business transacted by it makes such qualification necessary, except where the failure to be so qualified and in good standing, in the aggregate, could not be reasonably expected to have a Material Adverse Effect. The Company has heretofore delivered to the Parent and the Sub accurate and complete copies of the Certificates of Incorporation and Bylaws as currently in effect of the Company and its subsidiaries. All of the outstanding shares of capital stock of each of the Company's subsidiaries are duly authorized, validly issued, fully paid and nonassessable and all of such shares owned by the Company or another of its subsidiaries are owned free and clear of all liens, claims or encumbrances. Except with respect to the Company's ownership of its subsidiaries or the ownership of one of the Company's subsidiaries by another of the Company's subsidiaries neither the Company nor any of its subsidiaries, directly or indirectly, owns any interest in any corporation, partnership, joint venture or other business association or entity.

                  SECTION 4.02 Capitalization. (a) The authorized capital stock of the Company consists of 40,000,000 shares of the Common Stock and 5,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock"). As of the close of business on April 29, 1996: 11,449,918 Shares were issued and outstanding; no shares of Preferred Stock were issued and outstanding; no Shares were held in the Company's treasury; and there were outstanding Options to purchase an aggregate of 1,362,328 Shares under the Stock Option Plans, and warrants (the "Warrants") to purchase an aggregate of 291,525 Shares pursuant to the Warrant Agreement, dated as of January 28, 1992, among the Company and the parties thereto, and certain stock purchase rights under the Company's 1995 Employee Stock Purchase Plan (the "1995 Plan"), respectively (copies of which have previously been made available to the Parent and the Sub), and there are no stock appreciation rights or limited stock appreciation rights granted under the Stock Option Plans or otherwise outstanding. The Purchase Rights do not (and at the Effective Time will not) represent in the aggregate the right to purchase in excess of 6,500 Shares. Since such date, the Company (i) has not issued any Shares other than upon the exercise of Options, Warrants and Purchase Rights outstanding on such date, (ii) has not granted any options, warrants or rights or entered into other agreements or commitments to purchase Shares (under the Stock Option Plans, the 1995 Plan or otherwise) and (iii) has not split, combined or reclassified any of its shares of capital stock. All of the outstanding Shares have been duly authorized and validly issued and are fully paid and nonassessable and are free of preemptive rights. Section 4.02(a) of the disclosure letter, dated the date hereof, delivered by the Company to the Parent and the Sub prior to the execution of this Agreement setting forth certain information with respect to certain matters referred to in this Agreement (the "Disclosure Letter"), contains a true, accurate and complete list, as of the close of business on the day immediately preceding the date hereof, of the name of each Option holder, the number of outstanding Options held by such holder, the grant date of each such Option, the number of Shares such holder is entitled to receive upon the exercise of each Option and the corresponding exercise price. Except as set forth in this Section 4.02(a) and in Section 4.02(a) of the Disclosure Letter, there are no outstanding (i) shares of capital stock or other voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities or ownership interests in the Company and (iii) options, warrants, rights or other agreements or commitments to acquire from the Company, and no obligation of the Company to issue, any capital stock, voting securities or other ownership interests in, or securities convertible into or exchangeable for capital stock or voting securities or other ownership interests in the Company, and no obligation of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment (the items in clauses (i), (ii) and (iii) being referred to collectively as "Company Securities") and no obligations by the Company or any of its subsidiaries to make payments based on the price of the Common Stock. Except pursuant to the 1995 Plan, there are no outstanding obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any Company Securities and there are no performance awards outstanding under the Company's Stock Option Plans or any other outstanding stock related awards. There are no voting trusts or other agreements or understandings to which the Company or any of its subsidiaries is a party with respect to the voting of capital stock of the Company or any of its subsidiaries.

                  (b) The Company is, directly or indirectly, the record and beneficial owner of all the outstanding shares of capital stock of each of its subsidiaries, free and clear of any lien, mortgage, pledge, charge, security interest or encumbrance of any kind, and there are no irrevocable proxies with respect to any such shares. There are outstanding (i) no securities of the Company or any subsidiary convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any subsidiary, and
(ii) no options, warrants, rights or other agreements or commitments to acquire from the Company or any of its subsidiaries, and no other obligation of the Company or any of its subsidiaries to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for any capital stock, voting securities or ownership interests in, any of its subsidiaries, and no other obligation of the Company or any of its subsidiaries to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment (the items in clauses (i) and (ii) being referred to collectively as the "Subsidiary Securities"). There are no outstanding obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any outstanding Subsidiary Securities.

                  SECTION 4.03 Authority for this Agreement. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than the approval and adoption of the agreement of merger (as such term is used in Section 251 of the DGCL) contained in this Agreement by the holders of a majority of the Shares prior to the consummation of the Merger if required by applicable law). This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes the legal, valid and binding obligation of each of the Parent and the Sub, constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity (whether considered in a proceeding in equity or at law).

                  SECTION 4.04 Absence of Certain Changes. Except as disclosed in the SEC Reports (as defined in Section 4.05), since December 31, 1995, (i) the Company and its subsidiaries have not suffered any Material Adverse Effect,
(ii) the Company and its subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practice, except in connection with the negotiation and execution and delivery of this Agreement, and (iii) there has not been (a) any declaration, setting aside or payment of any dividend or other distribution in respect of the Shares or any repurchase, redemption or other acquisition by the Company or any of its subsidiaries of any outstanding shares of capital stock or other securities in, or other ownership interests in, the Company or any of its subsidiaries; (b) any entry into any employment agreement or severance compensation agreement with, or any increase in the rate or terms (including any acceleration of the right to receive payment), of compensation payable or to become payable by the Company or any of its subsidiaries to, their respective directors, officers or employees, except increases to employees who are not officers or directors occurring in the ordinary course of business in accordance with its customary past practices; (c) any increase in the rate or terms (including any acceleration of the right to receive payment) of any Plan (as hereinafter defined) or any other bonus, severance, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any such directors, officers or employees; (d) any action by the Company which, if taken after the date hereof, would constitute a breach of any of clauses (iii) through (vii) inclusive, clause (x) or clause (xii) of Section 6.01 hereof; (e) any change by the Company in accounting methods, principles or practices except as required by changes in United States generally accepted accounting principles; (f) any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any subsidiary, which employees were not then subject to a collective bargaining agreement or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees; or (g) any revaluation by the Company or any of its subsidiaries of any of their respective assets, including write-downs of inventory or of accounts receivable other than in the ordinary course of business consistent with past practice; or (h) any entry into any agreement, commitment or transaction by the Company which is material to the Company and its subsidiaries taken as a whole other than in the ordinary course of business.

                  SECTION 4.05  Reports.

                  (a) The Company has timely filed with the SEC all forms, reports and documents required to be filed by it pursuant to the federal securities laws and the SEC rules and regulations thereunder since June 4, 1994, all of which have complied as of their respective filing dates in all material respects with all applicable requirements of the Exchange Act and the rules promulgated thereunder. True and correct copies of all filings made by the Company with the SEC (the "SEC Reports"), whether or not required under applicable laws, rules and regulations and including any registration statement filed by the Company under the Securities Act of 1933, as amended (the "Securities Act"), have been furnished to the Parent and the Sub. None of the SEC Reports, including any financial statements or schedules included or incorporated by reference therein, at the time filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (b) The audited and unaudited consolidated financial statements of the Company included (or incorporated by reference) in the SEC Reports have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto) and present fairly the consolidated financial position of the Company as of their respective dates, and the consolidated balance sheets, statements of changes in stockholders' equity, statements of operations and statements of cash flows at and for the periods presented therein, except that unaudited interim financial statements were or are subject to normal and necessary year end adjustments.

                  (c) The Company has furnished to the Parent and the Sub the condensed consolidated balance sheet of the Company as at March 31, 1996 and the condensed consolidated statements of operations for the fourth fiscal quarter and the fiscal year, in each case ending on March 31, 1996. Such balance sheet and statements of operations have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis and present fairly the information set forth therein. The audited consolidated balance sheet and the audited consolidated statements of operations of the Company at March 31, 1996 and for the year then ended will not differ in any material respect from such unaudited balance sheet and statement of operations.

                  (d) Except (i) as reflected or reserved against or disclosed in the financial statements of the Company (and the notes thereto) included in the SEC Reports or as otherwise disclosed in the SEC Reports or in the condensed consolidated balance sheet referred to in Section 4.05(c), (ii) as incurred subsequent to March 31, 1996 in the ordinary course of business consistent with past practice and (iii) as may arise pursuant to this Agreement, neither the Company nor any of its subsidiaries has any liabilities of any nature, whether accrued, absolute, contingent or otherwise, whether due or to become due and whether required to be recorded or reflected on a balance sheet (or the notes thereto) under United States generally accepted accounting principles. Since April 2, 1995, neither the Company nor any of its subsidiaries has incurred any liabilities other than liabilities which (i) have been incurred in the ordinary course of business consistent with past practice and (ii) have not had and will not have a Material Adverse Effect.

                  SECTION 4.06 Schedule 14D-9; Offer Documents and Proxy Statement.

                  (a) None of the information supplied or to be supplied by or on behalf of the Company or any affiliate of the Company for inclusion in the Offer Documents and any other schedule or document required to be filed with the SEC in connection with the Offer and the Merger will, at the times such documents are filed with the SEC and are first mailed to stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, or to correct any statement made in any communication with respect to the Offer previously filed with the SEC or disseminated to the stockholders of the Company. The Schedule 14D-9 will not, at the time the Schedule 14D-9 is filed with the SEC and at all times prior to the purchase of Shares by the Sub pursuant to the Offer, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is being made by the Company with respect to information supplied by the Parent, the Sub or any affiliate of the Parent or the Sub for inclusion therein. The Schedule 14D-9 will comply as to form in all material respects with the provisions of the Exchange Act.

                  (b) The Proxy Statement, if any, will not, at the time Proxy Statement is first mailed and at the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, or to correct any statement made in any earlier communication with respect to the solicitation of any proxy or approval for the Merger in connection with which the Proxy Statement shall be mailed, except that no representation or warranty is being made by the Company with respect to information supplied by the Parent, the Sub or an affiliate of the Parent or the Sub for inclusion therein. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act. The letter to stockholders, notice of meeting, proxy statement and form of proxy, or the information statement, as the case may be, that may be provided to stockholders of the Company in connection with the Merger (including any supplements), and any schedules required to be filed with the SEC in connection therewith, as from time to time amended or supplemented, are collectively referred to as the "Proxy Statement".

                  (c) The Company agrees promptly to correct any information provided by it for use in the Schedule 14D-9 or the Proxy Statement if and to the extent that such information shall have become false and misleading in any material respect, and to take all steps necessary to cause the Schedule 14D-9 or the Proxy Statement, as the case may be, as so corrected, to be filed with the SEC and to be disseminated to all holders of Shares, in each case as and to the extent required by applicable federal securities laws.

                  SECTION 4.07 Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement by the Company nor the consummation of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective Certificate of Incorporation or Bylaws (or other similar governing documents) of the Company or any of its subsidiaries, (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except
(A) as disclosed in Section 4.07(ii) of the Disclosure Letter and (B) as may be required under, and other applicable requirements of, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Exchange Act and the DGCL, (iii) require any consent, waiver or approval or result in a default (or give rise to any right of termination, cancellation, modification or acceleration) under any of the terms, conditions or provisions of any note, license, agreement, contract or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its assets or subsidiaries may be bound, except (x) for such defaults (or rights of termination, cancellation, modification or acceleration) which would not in the aggregate have a Material Adverse Effect, or (y) as disclosed in Section 4.07(iii) of the Disclosure Letter, (iv) result in the creation or imposition of any mortgage, lien, pledge, charge, security interest or encumbrance of any kind on any asset of the Company or any of its subsidiaries which would have a Material Adverse Effect;

or (v) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any of its subsidiaries or by which any of their respective assets are bound, except for violations which would not in the aggregate have a Material Adverse Effect.

                  SECTION 4.08 Brokers. No broker, finder or other investment banker (other than Montgomery Securities, whose fee has heretofore been disclosed to the Parent and the Sub, and a copy of whose engagement letter will be furnished to the Parent and the Sub on the execution of this Agreement) is entitled to receive any brokerage, finder's or other fee or commission in connection with this Agreement or the transactions contemplated hereby based upon agreements made by or on behalf of the Company, any of its subsidiaries or any of their respective officers, directors or employees.

                  SECTION 4.09  Employee Benefit Matters.

                  (a) Except as set forth in Section 4.09(a) of the Disclosure Letter, neither the Company nor any of its subsidiaries maintains or contributes to, or has any obligation to contribute to or has any liability (including a liability arising out of an indemnification, guarantee, hold harmless or similar agreement) with respect to any plan, program, arrangement, agreement or commitment which is an employment, consulting or deferred compensation agreement, or an executive compensation, incentive bonus or other bonus, employee pension, profit-sharing, savings, retirement, stock option, stock purchase, stock appreciation rights, severance pay, life, health, disability or accident insurance plan, or other employee benefit plan, program, arrangement, agreement or commitment, including any "employee benefit plan" as defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (individually, a "Plan," or collectively, the "Plans"). Each such Plan with an aggregate annual cost of providing benefits exceeding $50,000 is identified in Section 4.09(a) of the Disclosure Letter to the extent applicable, as one or more of the following: an "employee pension plan" (as defined in Section 3(2) of ERISA) or an "employee welfare plan" (as defined in Section 3(1) of ERISA). No Plan is a "defined benefit plan" (as defined in Section 414 of the
Code) or a "multiemployer plan" (as defined in Section 3(37) of ERISA). No Plan is subject to Section 302 of ERISA, Section 412 of the Code or Title IV of ERISA.

                  (b) Neither the Company nor any of its subsidiaries is subject to any actual or contingent liability under Title IV of ERISA, Section 302 of ERISA, Section 412 or 4971 of the Code or any similar provision of foreign law or regulation, whether in respect of any employer benefit plan maintained by the Company or any of its subsidiaries or by any other employer or person or otherwise.

                  (c) No event has occurred, and no circumstance exists, in connection with which the Company, any of its subsidiaries or any Plan, directly or indirectly, could be subject to any material liability under ERISA, the Code or any other law, regulation or governmental order applicable to any Plan, including Section 406, 409, 502(i) or 502(1) of ERISA, or Part 6 of Title I of ERISA, or Section 4971, 4972, 4975, 4976, 4977 or 4980B of the Code, or under any agreement, instrument, statute, rule of law or regulation pursuant to or under which the Company or any of its subsidiaries has agreed to indemnify or is required to indemnify any person against liability incurred under, or for a violation or failure to satisfy the requirements of, any such statute, regulation or order.

                  (d) With respect to each Plan, (i) all material payments due from the Company or any of its subsidiaries to date have been timely made and all material amounts properly accrued to date or as of the Effective Time as liabilities of the Company or any of its subsidiaries which have not been paid have been and will be properly recorded on the books of the Company; (ii) each such Plan which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and intended to qualify under Section 401 of the Code has received a favorable determination letter from the Internal Revenue Service with respect to such qualification, its related trust has been determined to be exempt from taxation under Section 501(a) of the Code, and, to the knowledge of the Company, nothing has occurred since the date of such letter that has or is likely to adversely affect such qualification or exemption; (iii) there are no actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of the Company, threatened with respect to such Plan or against the assets of such Plan and (iv) the Company has complied with, and such Plan conforms in form and operation to, all applicable laws and regulations, including ERISA and the Code, in all material respects.

                  (e) No deduction for federal income tax purposes has been or is expected by the Company to be disallowed for remuneration paid by the Company or any of its subsidiaries by reason of Section 162(m) of the Code.

                  (f) No Plan is under audit or is the subject of an investigation by the Internal Revenue Service, the U.S. Department of Labor or any other federal or state governmental agency.

                  (g) To the Company's knowledge, the transactions contemplated by this Agreement will not result in the payment or series of payments by the Company or any of its subsidiaries to any person of an "excess parachute payment" within the meaning of Section 280G of the Code, or any other payment which is not deductible for federal income tax purposes under the Code.

                  (h) Except as set forth in Section 4.09(h) of the Disclosure Letter, the consummation of the transactions contemplated by this Agreement (alone or together with any other event) will not (i) entitle any person to any benefit under any Plan or (ii) accelerate the time of payment or vesting, or increase the amount, of any compensation due to any person under any Plan.

                  (i) Except as disclosed in the financial statements referred to in Section 4.05(b) above or in Section 4.09(i) of the Disclosure Letter, neither the Company nor any of its subsidiaries has any material liability with respect to an obligation to provide benefits, including death or medical benefits (whether or not insured) with respect to any person beyond their retirement or other termination of service other than (i) coverage mandated by
Part 6 of Title I of ERISA or Section 4980B of the Code or state law, (ii) retirement or death benefits under any employee pension plan, (iii) disability benefits under any employee welfare plan that have been fully provided for by insurance or otherwise, (iv) deferred compensation benefits accrued as liabilities on the books of the Company, or (v) benefits in the nature of severance pay.

                  (j) The Company has delivered to the Parent and the Sub, with respect to each Plan for which the following exists:

                  (i)  a copy of the Form 5500 with respect to each Plan;

                  (ii) a copy of the Summary Plan Description, together with each Summary of Material Modifications, required under ERISA with respect to such Plan in the past two years, all material employee communications relating to such Plan, and, unless the Plan is embodied entirely in an insurance policy to which the Company or any of its subsidiaries is a party, a true and complete copy of such Plan;

                  (iii) if the Plan is funded through a trust or any third party funding vehicle (other than an insurance policy), a copy of the trust or other funding agreement delivered under the cover of Section 4.09(j)(iii) of the Disclosure Letter; and

                  (iv) the most recent determination letter received from the Internal Revenue Service with respect to each Plan that is intended to be a "qualified plan" under Section 401 of the Code.

                  (k) With respect to each Plan for which financial statements are required by ERISA, there has been no material adverse change in the financial status of such Plan since the date of the most recent such statements provided to the Parent and the Sub.

                  (l) With respect to each Plan that is funded wholly or partially through an insurance policy, all material amounts of the premiums required to have been paid to date under the insurance policy have been paid, all material amounts of the premiums required to be paid under the insurance policy through the Effective Time will have been paid on or before the Effective Time and, as of the Effective Time, there will be no material liability of the Company or any of its subsidiaries under any such insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Effective Time.

                  (m) Neither the Company nor any of its subsidiaries has any announced plan or legally binding commitment to create any additional Plans or to amend or modify any existing Plan, other than amendments required by law or those that would not materially increase costs under any such Plan.

                  (n) Except as disclosed in Section 4.09(n) of the Disclosure Letter, neither the Company nor any of its subsidiaries is a party to any collective bargaining agreements. With the exception of such agreements, there are no labor unions or other organizations representing, purporting to represent or attempting to represent, any employee of the Company or any of its subsidiaries.

                  (o) To the knowledge of the Company, neither the Company nor any of its subsidiaries has violated any statute, law, ordinance, rule or regulation, or any order, ruling, decree, judgment or arbitration award of any court, arbitrator or any government agency regarding the terms and conditions of employment of employees, former employees or prospective employees or other labor related matters, including laws, rules, regulations, orders, rulings, decrees, judgments and awards relating to discrimination, fair labor standards and occupational health and safety, wrongful discharge or violation of the personal rights of employees, former employees or prospective employees which, taken alone or together with any other such violation or violations, could reasonably be expected to have a Material Adverse Effect.

                  SECTION 4.10 Litigation, etc. Except as set forth in Section
4.10 of the Disclosure Letter, there is no claim, action, proceeding or governmental investigation pending or, to the knowledge of the Company, threatened against or relating to the Company or any of its subsidiaries or with respect to any of their employee benefit or pension plans before any court or governmental or regulatory authority or body acting in an adjudicative capacity which in the aggregate could be reasonably expected to have a Material Adverse Effect or which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Offer or the Merger or any of the other transactions contemplated hereby. Neither the Company nor any subsidiary of the Company is subject to any outstanding order, writ, injunction or decree that has had or could be reasonably expected to have a Material Adverse Effect.

                  SECTION 4.11 Tax Matters.

                  (a) All returns and reports relating to Taxes (as defined in Section 9.11 hereof) required to be filed with respect to each of the Company and its subsidiaries or any of their income, properties or operations as of the date hereof have been duly filed in a timely manner (taking into account all extensions of due dates), except with respect to state sales tax returns relating to insignificant sums. All information provided in such returns, declarations and reports was true, correct and complete as of the date filed. Taxes attributable to each of the Company and its subsidiaries that were due and payable as reflected on such returns or otherwise due have been paid.

                  (b) Adequate provisions in accordance with United States generally accepted accounting principles consistently applied to each of the Company and its subsidiaries have been made in the audited consolidated financial statements included in the SEC Reports for the payment of all Taxes for which each of the Company and its subsidiaries may be liable for the periods covered thereby that were not yet due and payable as of the dates thereof, regardless of whether the liability for such Taxes is disputed.

                  (c) Except as set forth in Section 4.11(c) of the Disclosure Letter, there is no claim or assessment pending or, to the knowledge of the Company or any of its subsidiaries, threatened against the Company or any of its subsidiaries for any alleged deficiency in Taxes attributable to the Company or any of its subsidiaries, and neither the Company nor any of its subsidiaries knows of any audit or investigation with respect to any liability of the Company or any of its subsidiaries for Taxes attributable to the Company or any of its subsidiaries.

                  (d) Each of the Company and the subsidiaries has satisfied for all periods through the date hereof all applicable withholding Tax requirements.

                  (e) No consent has been filed relating to the Company or any of its subsidiaries pursuant to Section 341(f) of the Code.

                  (f) Except disclosed in Section 4.11(f) of the Disclosure Letter, there is no contract, agreement or intercompany account system in existence under which the Company or any of its subsidiaries has, or may at any time in the future have, an obligation to contribute to the payment of any portion of a Tax (or pay any amount calculated with reference to any portion of a Tax) of any group of corporations of which the Company or its subsidiaries is or was a part.

                  (g) Except as set forth in Section 4.11(g) of the Disclosure Letter, the Company has made available to the Parent and the Sub complete and accurate copies of the portions applicable to each of the Company and its subsidiaries of all income and franchise Tax returns, and any amendments thereto, filed by or on behalf of the Company or any of its subsidiaries or any member of a group of corporations including the Company or any of its subsidiaries for the taxable years ending 1990 through 1995.

                  (h) There are no agreements in effect to extend the period of limitations for the assessment or collection of any Tax for which the Company or any of its subsidiaries may be liable.

                  (i) The Company has maintained the books and records required to be maintained pursuant to Section 6001 of the Code and the rules and regulations thereunder, and comparable laws, rules and regulations of the countries, states, counties, provinces, localities and other political divisions wherein it is required to file returns and reports relating to Taxes.

                  SECTION 4.12 Compliance with Law. Neither the Company nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any statute, law, ordinance, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or affected, in each case except for any such conflicts, defaults or violations that in the aggregate have not had and are not reasonably expected to have a Material Adverse Effect. The Company and its subsidiaries have all permits, licenses, authorizations, consents, approvals and franchises from governmental agencies required to conduct their businesses as now being conducted (the "Company Permits"), except for such permits, licenses, authorizations, consents, approvals and franchises the absence of which in the aggregate have not had and are not reasonably expected to have a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms of the Company Permits, except where the failure so to comply in the aggregate has not had and is not reasonably expected to have a Material Adverse Effect. Without limiting any other provision herein, the Company and its subsidiaries have timely filed with the relevant governmental authorities or agencies thereof all forms, reports and documents required to be filed by them pursuant to all relevant laws, rules and regulations since January 1, 1994, except failures to file that have not, and are not reasonably expected to have, a Material Adverse Effect.

                  SECTION 4.13 Environmental Compliance.

                  (a) Except as set forth in Section 4.13(a) of the Disclosure Letter, to the knowledge of the Company:

                (i) the Company and each of its subsidiaries have been at all times and are in material compliance with all applicable Environmental Laws (as hereinafter defined) (including compliance with standards, schedules and timetables therein);

                (ii) the Company and each of its subsidiaries have obtained all permits, licenses, consents, approvals, waivers, variances and other authorizations ("Authorizations") that are required by and material to the operation of its business, property and assets under the Environmental Laws and all such Authorizations are in full force and effect, and the Company and each of its subsidiaries are in compliance with all terms and conditions of such Authorizations;

                (iii) the Company and its subsidiaries have filed as required all applications, notices and other documents necessary to effect the timely renewal or issuance of all Authorizations necessary for each facility of the Company and its subsidiaries under any Environmental Law in order to allow the continued conduct of the business and operations of the Company and its subsidiaries in the manner now conducted;

                (iv) there are no past or present events, conditions, circumstances, activities, practices, incidents, actions, plans or pending changes in any Environmental Law or Authorization that are likely to interfere with or otherwise materially and adversely affect the continued operation of the facilities or the business of the Company and of its subsidiaries in the manner now conducted, to interfere substantially with compliance or continued compliance of the facilities of the Company and its subsidiaries with any Environmental Law or Authorization, or to give rise to any material liability under Environmental Laws;

                (v) no real property or facility currently or formerly owned, used, operated, leased or managed by the Company, each of its subsidiaries or any predecessor in interest, is listed or proposed for listing on the National Priorities List or the Comprehensive Environmental Response, Compensation, and Liability Information System ("CERCLIS"), both promulgated under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or on any comparable state or local list established pursuant to any Environmental Law;

                (vi) neither the Company, any of its subsidiaries nor any predecessor in interest has received any written notification of potential or actual liability or request for information under CERCLA or any comparable state or local law;

                (vii) there is no civil, criminal or administrative action, suit, demand, hearing, notice of violation or deficiency, investigation, proceeding, notice, demand letter, decree, judgment, complaint, agreement, claim or citation pending or threatened against the Company or any of its subsidiaries under any Environmental Law, except where such liability or action, suit, demand, hearing, notice, investigation, proceeding, notices demand letter, decree, judgment, complaint, agreement, claim or citation would not in the aggregate have a Material Adverse Effect and, also would not adversely affect the ability to continue to operate each facility in the manner in which it is presently operating;

                (viii) no Hazardous Material has been at any time or is on the date hereof treated, recycled, or disposed of at, in, on or under any facility or real property owned, operated, leased or managed by the Company or any of its subsidiaries, and none of the Company or any of its subsidiaries presently require or previously required interim status or a hazardous waste permit for the treatment, storage or disposal of hazardous waste pursuant to the Resource Conservation and Recovery Act, as amended, or pursuant to any comparable state hazardous waste statute or regulation; or

                (ix) neither the Company nor any of its subsidiaries has leased, operated or owned any facilities which are not elsewhere identified as being currently leased, operated or owned by the Company or its subsidiaries.

                 (b) Except as set forth in Section 4.13(b) of the Disclosure Letter, to the knowledge of the Company, all the items enumerated below would not in the aggregate have a Material Adverse Effect:

                (i) the presence of an underground storage tank or related piping on any real property or facility owned, operated, leased or managed by the Company or any of its subsidiaries;

                (ii) the presence of asbestos in, at, on or under any real property or facility owned, operated, leased or managed by the Company or any of its subsidiaries;

                (iii) the presence of polychlorinated biphenyls in, at, on or under any facility or real property owned, leased or managed by the Company or any of its subsidiaries;

                (iv) any Release at, on, under, from or into any facility or real property owned, operated, leased or managed by the Company or any of its subsidiaries; and

                (v) any Release at, on, under, from or into any facility or real property in the vicinity of any facility or real property owned, operated, leased or managed by the Company or any of its subsidiaries or any predecessor in interest, which Release has affected or is reasonably likely to affect said facility or real property.

                  (c) The Company has given the Parent and the Sub access to all records and files in its possession, if any, at both its corporate headquarters and its facilities currently owned, operated, leased or managed by the Company, or any of its subsidiaries, including all reports, studies, analyses, tests or monitoring results, pertaining to the existence of Hazardous Material or any other environmental concerns relating to facilities or real property owned, operated, leased or managed by the Company or any of its subsidiaries or concerning compliance with or liability under any Environmental Laws.

                  (d) For purposes of this Section 4.13, the definition of the Company shall include all of the Company's subsidiaries.

                  (e) Prior to the Effective Time, the Company shall have made all notifications, registrations, and filings, if any, required under and have taken all other necessary steps to comply with all State and Local Real Property Disclosure Requirements applicable to its assets and the assets of its subsidiaries, including the use of forms provided by state or local agencies, where such forms exist, to or with the state or local agency; provided, however, that where notification, registration, or filing was made to a state or local agency, a copy of such notification, registration, or filing shall be provided to the Sub prior to the Effective Time.

                  (f) For purposes of this Agreement, "Environmental Law" means any law, statute, ordinance, code, rule, regulation, standard, requirement, order, writ, injunction, decree, demand, judgment, ruling, decision, determination, award or binding agreement, issued or entered into by any governmental, judicial, legislative, executive, administrative or regulatory authority of the United States or of any state, local or foreign government, relating to: (i) pollution, contamination, cleanup, preservation, protection or reclamation of the environment (including any ambient, workplace or indoor air, surface water, drinking water, groundwater, land surface, subsurface strata, river sediment, plant or animal life, natural resources, workplace and real property and the physical buildings, structures, improvement and fixtures thereon); (ii) health or safety, including the exposure of employees and other persons to any Hazardous Material; (iii) any Release or threatened Release, including investigation, study, assessment, testing, monitoring, containment, removal, remediation, cleanup and abatement of such Release or threatened Release; (iv) the management of any Hazardous Material, including the manufacture, generation, formulation, processing, labeling, distribution, introduction into commerce, registration, use, treatment, handling, storage, disposal, transportation, re-use, recycling or reclamation of any Hazardous Material; and (v) the physical structure or condition, or appropriate use of a building, facility, fixture or other structure.

                  (g) For purposes of this Agreement, "Hazardous Material" means any pollutant, contaminant, constituent, chemical, mixture, raw material, intermediate, product or by-product, petroleum or any fraction thereof, asbestos or asbestos-containing-material, polychlorinated biphenyls, urea formaldehyde foam insulation, or industrial, solid, toxic, radioactive, infectious, disease-causing or hazardous substance, material, waste or agent, including all substances, materials or wastes which are identified or regulated under any Environmental Law.

                  (h) For purposes of this Agreement, "Release" means any spill, discharge, leak, emission, injection, escape, dumping, leaching, dispersal, emanation, migration or release of any kind whatsoever of any Hazardous Substance or noxious noise or odor, at, in, on, into or onto the Environment, including the movement of any Hazardous Substance through or in the Environment, the abandonment or discard of barrels, containers, tanks or other receptacles containing or previously containing any Hazardous Substance, or any release, emission or discharge as those terms are defined in any Environmental Law.

                  (i) For the purposes of this Agreement, "State and Local Real Property Disclosure Requirements" means any state and local laws requiring notification of the buyer of real property, or notification, registration, or filing with any state or local agency, prior to the sale of any real property or transfer of control of an establishment, of the actual or threatened presence or release into the environment, or the use, disposal, or handling of Hazardous Materials on, at, under, or near the real property to be sold or the establishment for which control is to be transferred.

                  SECTION 4.14 Intellectual Property.

                  (a) Section 4.14(a) of the Disclosure Letter sets forth a true, correct and complete list of all Intellectual Property (as hereinafter defined) (other than that Intellectual Property included in clauses (vi) and
(vii) of Section 4.14(d)) owned or held by the Company or any of its subsidiaries (or otherwise used in the business of the Company and its subsidiaries) on the date hereof and identifies all license agreements in effect on the date hereof pursuant to which any such Intellectual Property is licensed to or by the Company or its subsidiaries, in each case, which have been, are, or may in the forseeable future be, material to the Company and its subsidiaries taken as a whole.

                  (b) Except as otherwise indicated in Section 4.14(b) of the Disclosure Letter or in the license agreements referred to in the immediately preceding paragraph (a), (i) the Company and its subsidiaries at the Effective Time will be the sole and exclusive owners or holders of such Intellectual Property free and clear of any royalty or other payment obligation, lien or charge, (ii) the Intellectual Property is fully assignable, without conditions, limitations or restrictions of any kind, (iii) there are no agreements which restrict or limit the use by the Company or its subsidiaries of the Intellectual Property and (iv) record title to all Intellectual Property owned or held by the Company or its subsidiaries or otherwise used in the business of the Company or its subsidiaries is registered (or a registration application for which has been submitted) in the name of the Company or any of its subsidiaries in the respective patent, trademark and copyright offices of countries indicated in
Section 4.14(a) of the Disclosure Letter.

                  (c) Except as set forth in Section 4.14(c) of the Disclosure Letter and except to the extent that it in the aggregate would not have a Material Adverse Effect:

                  (i) to the knowledge of the Company, (w) such Intellectual Property is valid and enforceable, (x) such Intellectual Property does not infringe on any patents, trademarks, copyrights or any other intellectual property or proprietary rights of any person or entity in any country, (y) all maintenance taxes, annuities and renewal fees have been paid and all other necessary actions to maintain such Intellectual Property have been taken through the date hereof and will continue to be paid or taken by the Company through the Effective Time and (z) there exists no impediment which would impair the Company's rights to conduct its business or the business of its subsidiaries after the Effective Time pursuant to such Intellectual Property;

                (ii) during the two-year period immediately preceding the date of this Agreement, neither the Company nor any of its subsidiaries has received any written notice of claim that any of such Intellectual Property is not valid or enforceable in any country or that it infringes upon or conflicts with any patent, trademark, service mark, copyright or trade name of any third party, and, to the knowledge of the Company, no such claims or controversies, whenever filed or threatened, currently exist;

                (iii) during the two-year period immediately preceding the date of this Agreement, neither the Company nor any of its subsidiaries has given any notice of infringement to any third party with respect to any of such Intellectual Property or has become aware of facts or circumstances evidencing the infringement by any third party of any of such Intellectual Property, and, to the knowledge of the Company, no claim or controversy with respect as any such alleged infringement currently exists; and

                (iv) certificates of registration and renewal, letter patents and copyright registration certificates and all other instruments evidencing ownership of such Intellectual Property are in the possession of the Company or its subsidiaries.

                 (d)   The term "Intellectual Property" shall mean:

                 (i) all trademarks, service marks, trademark registrations, service mark registrations, trade names and applications for registration of trademarks and service marks;

                (ii) all licenses which create rights in or to the trademark, service mark or trade name properties described in clause (i) above;

               (iii) all copyrights, copyright registrations and applications for registration of copyrights;

                (iv) all renewals, modifications and extensions of any items referred to in clauses (i) through (iii) above;

                 (v) all patents, design patents and utility patents, all applications for grant of any such patents pending as of the date hereof or as of the Effective Date or filed within five years prior to the date hereof, and all reissues, divisions, continuations-in-part and extensions thereof;

                (vi) all technical documentation, trade secrets, designs, inventions, processes, formula, know-how, operating manuals and guides, plans, new product development, technical and marketing surveys, material specifications, product specifications, invention records, research records, labor routings, inspection processes, equipment lists, engineering reports and drawing, architectural or engineering plans, know-how agreements and other know-how;

               (vii) all marketing and licensing records, sales literature, customer lists, trade lists, sales forces and distributor networks lists, advertising and promotional materials, service and parts records, warranty records, maintenance records and similar records;

              (viii) all rights arising under, and rights to develop, use and sell under, any of the foregoing and all licenses with respect thereto; and

                (ix) all rights and incidents of interest in and to all noncompetition or confidentiality agreements.

                  SECTION 4.15 Real Property.

                  (a) Section 4.15(a) of the Disclosure Letter sets forth a true, correct and complete list of all of the real property owned in fee by the Company and its subsidiaries. Except as set forth in Section 4.15(a) of the Disclosure Letter, each of the Company and its subsidiaries has good and marketable title to each parcel of real property owned by it free and clear of all mortgages, pledges, liens, encumbrances and security interests, except (i) those reflected or reserved against in the balance sheet of the Company dated as of December 31, 1995 and included in the SEC Reports, (ii) Taxes and general and special assessments not in default and payable without penalty and interest, and
(iii) other liens, mortgages, pledges, encumbrances and security interests which do not materially interfere with the Company's use and enjoyment of such real property or materially detract from or diminish the value thereof.

                  (b) Section 4.15(b) of the Disclosure Letter sets forth a true, correct and complete list of all written leases, subleases and other agreements under which the Company or any of its subsidiaries uses or occupies or has the right to use or occupy any real property (the "Real Property Leases"). The Company has heretofore delivered to the Parent and the Sub true, correct and complete copies of all Real Property Leases (including all written modifications, amendments, supplements, waivers and side letters thereto). Each Real Property Lease is valid, binding and in full force and effect, all rent and other sums and charges payable by the Company and its subsidiaries as tenants thereunder are current, and no termination event or condition or uncured default of a material nature on the part of the Company or any such subsidiary exists under any Real Property Lease. Each of the Company and its subsidiaries has a good and valid leasehold interest in each parcel of real property leased by it free and clear of all mortgages, pledges, liens, encumbrances and security interests, except (i) those reflected or reserved against in the balance sheet of the Company dated as of December 31, 1995, (ii) Taxes and general and special assessments not in default and payable without penalty and interest; and (iii) other liens, mortgages, pledges, encumbrances and security interests which do not materially interfere with the Company's use and enjoyment of such real property or materially detract from or diminish the value thereof.

                  SECTION 4.16 Insurance. Set forth in Section 4.16 of the Disclosure Letter is a list of insurance policies (including information on the premiums payable in connection therewith) maintained by the Company or any of its subsidiaries which policies have been issued by insurers, which, to the Company's knowledge, are reputable and financially sound and provide coverage for the operations conducted by the Company and its subsidiaries of a scope and coverage consistent with customary industry practice. The Company has previously provided the Parent and the Sub with summaries of such policies and of outstanding claims thereunder.

                  SECTION 4.17 Material Contracts. The Company has filed with the SEC, or disclosed under Section 4.17 of the Disclosure Letter, a true, correct and complete list of all Material Contracts (as hereinafter defined), and made available to the Parent and the Sub, true, correct and complete copies of all written Material Contracts. For purposes of this Agreement, Material Contracts shall mean all contracts, agreements, commitments, arrangements, leases (including with respect to personal property), policies, and other instruments, but excluding purchase orders and other similar obligations (other than those disclosed on Section 4.17 of the Disclosure Letter) entered into or delivered by the Company in the ordinary course of business, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound which (a) involves or could involve aggregate payments of more than $250,000, (b) is with MB Communications, Inc., Black Box Corporation or any of their respective affiliates (collectively, the "Former Affiliates") (the "Specified Contracts"), (c) is with the Option Grantor or any of its affiliates, or (d) is or could reasonably be expected to be material to the Company and its subsidiaries taken as a whole. Except as described under
Section 4.17 of the Disclosure Letter, neither the Company nor any of its subsidiaries is, or has received any notice or has any knowledge that any other party is, in default in any respect under any Material Contract, and, to the knowledge of the Company, there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a material default. Neither the Company nor any Former Affiliate nor any other party to any of the Specified Contracts has made any claims against, or sought indemnification from, the Company as to any matter arising under or with respect to any Specified Contract, and none of the Former Affiliates has advised the Company or any of its directors or officers of any alleged basis for any such claims. Except as set forth in Section 6.11, no valid claim against the Company or its subsidiaries exists for payment of any "topping", "profit-participation", "termination", "break-up" or "bust-up" fee or any similar compensation or payment arrangement as a result of the transactions contemplated hereby.

                  SECTION 4.18 Related Party Transactions. (a) Except as set forth in Section 4.18 of the Disclosure Letter, no director, officer, partner, employee, "affiliate" or "associate" (as such terms are defined in Rule 12b-2 under the Exchange Act) of the Company or any of its subsidiaries (i) has borrowed any monies from or has outstanding any indebtedness or other similar obligations to the Company or any of its subsidiaries; (ii) owns any direct or indirect interest of any kind in, or is a director, officer, employee, partner, affiliate or associate of, or consultant or lender to, or borrower from, or has the right to participate in the management, operations or profits of, any person or entity which is (x) a competitor, supplier, customer, distributor, lessor, tenant, creditor or debtor of the Company or any of its subsidiaries, (y) engaged in a business related to the business of the Company or any of its subsidiaries or (z) participating in any transaction to which the Company or any of its subsidiaries is a party; or (iii) is otherwise a party to any contract, arrangement or understanding with the Company or any of its subsidiaries.

                  (b) Each of the consulting arrangement between the Company and Mr. Michael Barker pursuant to which Mr. Barker is compensated at an annual rate of $75,000 and the consulting arrangement between the Company and Mr. William Norred pursuant to which Mr. Norred is compensated at an annual rate of $24,000, has been amended to provide that such consulting arrangement shall be automatically terminated, without notice, immediately upon the consummation of the Offer and upon such termination each party thereto shall have no further rights, duties or liabilities under relevant consulting arrangement, as the case may be, and each party thereto (the "Releasor") shall release and discharge the other party thereto (the "Releasee") from all actions, suits, debts, sums of money, covenants, obligations, controversies, agreements, promises, damages, judgments, claims, and demands whatsoever, in law or equity, against the Releasee, which the Releasor ever had, now has or hereafter shall or may have, for, upon, or by reason of any matter, cause or thing whatsoever arising out of or in any way relating to the Releasee's obligations under the relevant consulting arrangements, as the case may be; provided that, pursuant to the relevant amendment, the Company shall be obligated to pay to Mr. Barker and to Mr. Norred the respective amounts owed to them, if any, under the relevant consulting arrangement for consulting services rendered prior to the consummation of the Offer.

                  SECTION 4.19 Liens. Except as set forth in Section 4.19 of the Disclosure Letter or as disclosed pursuant to Sections 4.14 and 4.15 hereof and other than liens, mortgages, security interests, pledges and encumbrances which do not materially interfere with the Company's use and enjoyment of its property or assets or materially diminish or detract from the value thereof, neither the Company nor any of its subsidiaries has granted, created or suffered to exist with respect to any of its assets, any mortgage, pledge, charge, hypothecation, collateral, assignment, lien (statutory or otherwise), encumbrance or security agreement of any kind or nature whatsoever.

                  SECTION 4.20 State Takeover Statutes Inapplicable. As of the date hereof and at all times on or prior to the Effective Time, Section 203 of the DGCL shall be inapplicable to the Offer, the Merger, the Stock Option Agreement and the transactions contemplated by this Agreement and the Stock Option Agreement.

                  SECTION 4.21 Required Vote of Company Stockholders. Unless the Merger is consummated in accordance with Section 253 of the DGCL as contemplated by Section 2.09, the only vote of the stockholders of the Company required to adopt the plan of merger contained in this Agreement and approve the Merger is the affirmative vote of the holders of not less than a majority of the outstanding Shares. No other vote of the stockholders of the Company is required by law, the Certificate of Incorporation or Bylaws of the Company as currently in effect or otherwise to adopt the plan of merger contained in this Agreement and approve the Merger. The Sub will have full voting power with respect to any Shares purchased pursuant to the Offer or the Stock Option Agreement, unless such voting power is otherwise restricted by any action on the part of the Sub or the Parent.

                  SECTION 4.22 New Jersey ISRA. None of the assets, facilities or real property of the Company or any of its subsidiaries located in the State of New Jersey would be considered an "industrial establishment" pursuant to N.J.S.A. C.13:1K-8, and accordingly the transaction contemplated by this Agreement is not subject to the New Jersey Industrial Site Recovery Act ("ISRA").

                                    ARTICLE V

                               REPRESENTATIONS AND
                      WARRANTIES OF THE PARENT AND THE SUB

                  The Parent and the Sub represent and warrant to the Company as follows:

                  SECTION 5.01 Organization and Qualification. Each of the Parent and the Sub is a duly organized and validly existing corporation in good standing under the laws of the state of its incorporation with all requisite corporate power and authority to own its properties and conduct its business. All of the issued and outstanding capital stock of the Sub is owned directly by the Parent.

                  SECTION 5.02 Authority Relative to this Agreement. Each of the Parent and the Sub has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate proceedings on the part of the Parent and the Sub. No vote of the Parent's shareholders is required to approve this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Parent and the Sub and, assuming this Agreement constitutes legal, valid and binding obligation of the Company, this Agreement constitutes a legal, valid and binding agreement of each of the Parent and the Sub, enforceable against each of the Parent and the Sub in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity (whether considered in a proceeding in equity or at law).

                  SECTION 5.03  Offer Documents; Proxy Statement.

                  (a) None of the information contained in the Offer Documents or any schedule or document required to be filed with the SEC in connection with the Offer and the Merger will, at the times such documents are filed with the SEC and are mailed to the stockholders of the Company, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Parent or the Sub with respect to information supplied by the Company or an affiliate of the Company for inclusion therein. The Offer Documents will comply as to form in all material respects with the provisions of the Exchange Act. Each of the Parent and the Sub agrees promptly to correct any information provided by it for use in the Offer Documents if and to the extent that such information shall have become false and misleading in any material respect, and to take all steps necessary to cause the Offer Documents, as so corrected, to be filed with the SEC and to be disseminated to all holders of Shares, in each case as and to the extent required by applicable federal securities laws. The Parent and the Sub agree to provide the Company and its counsel in writing with any comments that the Parent, the Sub or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly upon receipt thereof.

                  (b) None of the information supplied by the Parent, the Sub or any affiliate of the Parent or the Sub specifically for inclusion in the Proxy Statement or the Schedule 14D-9 will, at the date of filing with the SEC, and, in the case of the Proxy Statement, at the time the Proxy Statement is mailed and at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  SECTION 5.04 Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement by each of the Parent or the Sub nor the consummation of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective Certificates of Incorporation or Bylaws (or other similar governing documents) of the Parent or the Sub; (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except
(A) as may be required under, and other applicable requirements of, the HSR Act, the Exchange Act, the DGCL, the "takeover" or "blue sky" laws of various states, Canadian laws or regulations or the laws of jurisdictions outside the United States or Canada, or (B) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not in the aggregate have a material adverse effect on the ability of the Parent or the Sub to consummate the transactions contemplated hereby; (iii) result in a default

(or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, license, agreement or other instrument or obligation to which the Parent or the Sub is a party or by which any of their respective assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or which would not in the aggregate have an adverse effect on the financial condition, business or results of operations of the Parent or the Sub which is material to the Parent and the Sub taken as a whole or have a material adverse effect on the ability of the Parent or the Sub to consummate the transactions contemplated hereby; (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Parent or the Sub or any of their respective assets, except for violations which would not in the aggregate have an adverse effect on the financial condition, business or results of operations of the Parent or the Sub which is material to the Parent and the Sub taken as a whole or has a material adverse effect on the ability of the Parent or the Sub to consummate the transactions contemplated hereby.

                  SECTION 5.05 Interim Operation of the Sub. The Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted and, will conduct, its operations only as contemplated hereby.

                  SECTION 5.06 Financing. Parent has sufficient funds available to purchase all the Shares and all of the Options pursuant to the Offer and to the terms of this Agreement and to pay all fees and expenses related to the transactions contemplated by this Agreement.

                                   ARTICLE VI

                                    COVENANTS

                  SECTION 6.01 Conduct of Business of the Company. Except as expressly contemplated by this Agreement, during the period from the date of this Agreement to the date on which a majority of the Company's directors are designees of the Parent or the Sub, the Company will conduct and will cause each of its subsidiaries to conduct its operations according to its ordinary and usual course of business and consistent with past practice and the Company will use and will cause each of its subsidiaries to use its best efforts to preserve intact its business organization, to keep available the services of its current officers and employees and to preserve the goodwill of and maintain satisfactory relationships with those having business relationships with the Company and its subsidiaries, and the Company will promptly advise the Parent and the Sub in writing of any change in the Company's or any of its subsidiaries' condition (financial or otherwise), properties, customer or supplier relationships, assets, liabilities, business prospects or results of operations which may be reasonably likely to have a Material Adverse Effect. Without limiting the generality of the foregoing and except as otherwise expressly provided in or contemplated by this Agreement, prior to the time specified in the preceding sentence, without the prior written consent of the Parent, the Company will not and will not permit any of its subsidiaries to:

                           (i) issue, sell, grant options or rights to purchase, pledge, or authorize or propose the issuance, sale, grant of options or rights to purchase or pledge of (A) any Company Securities (including any Option) or Subsidiary Securities, or grant or accelerate any right to convert or exchange any Company Securities or Subsidiary Securities, other than Shares issuable upon exercise of the Options or Warrants outstanding on the date hereof or (B) any other securities in respect of, in lieu of or in substitution for Shares outstanding on the date hereof;

                           (ii) otherwise acquire or redeem, directly or indirectly, or amend any of the Company Securities or the Subsidiary Securities;

                           (iii) split, combine or reclassify its capital stock or declare, set aside, make or pay any dividend or distribution (whether in cash, stock or property) on any shares of capital stock of the Company or any of its subsidiaries (other than cash dividends paid to the Company by its wholly-owned subsidiaries with regard to their capital stock);

                           (iv) (1) make or offer to make any acquisition, by means of a merger or otherwise, of assets or securities, or any sale, lease, encumbrance or other disposition of assets or securities, in each case involving the payment or receipt of consideration of $25,000 or more, except for purchases of inventory made in the ordinary course of business and consistent with past practice, or (2) enter into a material contract or amend any Material Contract, except with respect to a one year renewal of the Company's existing policies of directors' and officers' liability insurance or the purchase of policies that are substantially equivalent to such existing policies, or grant any release or relinquishment of any rights under any Material Contract;

                           (v) incur or assume any long-term debt or short-term debt except for short-term debt incurred in the ordinary course of business consistent with past practice;

                           (vi) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except wholly-owned subsidiaries of the Company;

                           (vii)   make any loans, advances or capital
         contributions to, or investments in, any other person (other than wholly-owned subsidiaries of the Company);

                           (viii) change any of the accounting principles or practices used by it;

                           (ix) make any tax election or settle or compromise any material federal, state or local income tax liability;

                           (x) propose or adopt any amendments to its Certificate of Incorporation or Bylaws (or similar documents);

                           (xi) grant any stock-related, performance or similar awards or bonuses;

                           (xii) forgive any loans to employees, officers or directors or any of their respective affiliates or associates;

                           (xiii) enter into any new employment, severance, consulting or salary continuation agreements with any officers, directors or employees, or grant any increases in the compensation or benefits to officers, directors and employees other than normal increases to persons who are not officers or directors in the ordinary course of business consistent with past practices and that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company;

                           (xiv) make any deposits or contributions of cash or other property to or take any other action to fund or in any other way secure the payment of compensation or benefits under the Plans or agreements subject to the Plans or any other plan, agreement, contract or arrangement of the Company;

                           (xv) enter into, amend, or extend any collective bargaining or other labor agreement;

                           (xvi) adopt, amend or terminate any Plan or other employee benefit plan or arrangement;

                           (xvii) settle or agree to settle any suit, action, claim, proceeding or investigation (including any suit, action, claim, proceeding or investigation relating to this Agreement or the transactions contemplated hereby) or pay, discharge or satisfy or agree to pay, discharge or satisfy any claim, liability or obligation (absolute accrued, asserted or unasserted, contingent or otherwise) other than the payment, discharge or satisfaction of liabilities reflected or reserved against in full in the financial statements as at December 31, 1995 or incurred in the ordinary course of business subsequent to December 31, 1995; or

                           (xviii) agree in writing or otherwise to take any of the foregoing actions or any action which would make any representation or warranty in this Agreement untrue or incorrect as of the date when made or as of a future date or would result in any of the conditions set forth in Exhibit A not being satisfied.

                  Prior to making a general distribution of any communication to their respective employees relating to the transactions contemplated hereby, the Company and its subsidiaries shall consult with the Parent and the Sub.

                  SECTION 6.02 No Solicitation. The Company shall not, and shall not permit any of its subsidiaries and their respective officers, directors and employees, representatives, agents or affiliates to, directly or indirectly, encourage, solicit, initiate or participate in any way in any discussions or negotiations with, or provide any non-public information to, or afford any access to the properties, books or records of the Company or any of its subsidiaries to, or otherwise assist or facilitate, any corporation, partnership, person or other entity or group (other than the Parent or the Sub or any affiliate or associate of the Parent or the Sub) concerning any Acquisition Transaction (as hereinafter defined); provided, however, that nothing contained in this Section 6.02 shall prohibit the Board of Directors of the Company from furnishing information to or entering into discussions or negotiations with any person or entity that makes an unsolicited bona fide proposal to engage in an Acquisition Transaction that the Board of Directors of the Company in good faith determines, with the assistance of its financial advisor, represents a financially superior transaction for the stockholders of the Company when compared to the Offer and the Merger if, and only to the extent that, the Board of Directors determines after consultation with outside legal counsel that failure to take any such action would be inconsistent with the compliance by the Board of Directors with its fiduciary duties to the stockholders of the Company under the DGCL; and provided, further, that nothing contained in this Section 6.02 shall prohibit the Company or its Board of Directors from taking and disclosing to the Company's stockholders a position with respect to a tender offer by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act. The Company will immediately notify the Parent and the Sub if any such information is requested from it or any such negotiations or discussions are sought to be initiated with the Company and will immediately communicate to the Parent and the Sub the terms of any proposal or inquiry and the identity of the party making such proposal or inquiry which it may receive in respect of any such transaction including in the case of written proposals or inquiries, furnishing the Parent and the Sub with a copy of such proposal or inquiry (and all amendments and supplements thereto). Subject to the first sentence of this Section 6.02, the Company will and will cause its subsidiaries, affiliates and their respective officers, directors, employees, representatives and agents to immediately cease and cause to be terminated any existing activities, discussions, or negotiations with any parties other than the Parent, the Sub or any of their respective affiliates or associates conducted heretofore with respect to any Acquisition Transaction. Except as is required in the exercise of the fiduciary duties of the Board of Directors of the Company in the written opinion of outside counsel to the Company, the Company agrees not to release any third party from any confidentiality or standstill agreement to which the Company is a party without the Parent's prior written consent and to take all steps deemed necessary or appropriate by the Parent to enforce to the fullest extent possible all such agreements.

                  SECTION 6.03 Access to Information.

                  (a) Between the date of this Agreement and the Effective Time, the Company will (i) give the Parent and the Sub and their authorized accountants, investment bankers, counsel and other representatives complete access (during regular business hours upon reasonable advance notice) to all employees, plants, offices, warehouses and other facilities and to all books, contracts, commitments and records (including tax returns) of the Company and its subsidiaries (subject to any outstanding confidentiality agreements between the Company and any third party, in which case the Company will advise the Parent and the Sub of any limits on access and use its best efforts to obtain the consent of such third party to the provision of such access to the Parent and the Sub) and cause the Company's and its subsidiaries' independent public accountants to provide access to their work papers and such other information as the Parent or the Sub may reasonably request, (ii) permit the Parent and the Sub to make such inspections as they may require, (iii) cause its officers and those of its subsidiaries to furnish the Parent and the Sub with such financial and operating data and other information with respect to the business, properties and personnel of the Company and its subsidiaries as the Parent or the Sub may from time to time reasonably request and (iv) furnish promptly to the Parent and the Sub a copy of each report, schedule and other document filed or received by the Company during such period pursuant to the requirements of the federal or state securities laws.

                  (b) Non-public information obtained by the Parent or the Sub pursuant to Section 6.03(a) shall be subject to the provisions of the confidential agreement between the Parent and the Company, dated February 27, 1996 (the "Confidentiality Agreement"), the terms of which are incorporated herein by reference.

                  SECTION 6.04  Reasonable Best Efforts.

                  (a) Subject to the terms and conditions herein provided for, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement; provided, however, that nothing in this Agreement (other than as expressly provided for in Section 1.01) shall obligate the Parent or the Sub to keep the Offer open beyond the expiration date of the Offer (as it may be extended from time to time) and nothing in this Agreement shall obligate the Parent, the Sub or any of their respective subsidiaries or affiliates to agree (i) to limit or not to exercise any rights of ownership of any securities (including the Shares), or to divest, dispose of or hold separate any securities or all or a portion of their respective businesses, assets or properties or of the business, assets or properties of the Company or any of its subsidiaries or (ii) to limit the ability of such entities (A) to conduct their respective businesses or own such assets or properties or to conduct the businesses or own the properties or assets of the Company and its subsidiaries or (B) to control their respective businesses or operations or the businesses or operations of the Company and its subsidiaries. In connection with and without limiting the foregoing, (a) the Company shall, and the Parent and the Sub shall use their best efforts to cause their ultimate parent to, use its reasonable best efforts to make promptly any required submissions under the HSR Act which the Company and the Parent and the Sub determines should be made, in each case, with respect to the Offer, the Merger or the Stock Option Agreement and the transactions contemplated by this Agreement and the Stock Option Agreement and
(b) the Parent, the Sub and the Company shall cooperate with one another (i) in promptly determining whether any filings are required to be or should be made or consents, approvals, permits or authorizations are required to be or should be obtained under any other federal, state or foreign law or regulation or whether any consents, approvals or waivers are required to be or should be obtained from other parties to loan agreements or other contracts or instruments material to the Company's business in connection with the consummation of the Offer or the Merger contemplated by this Agreement and (ii) in promptly making any such filings, furnishing information required in connection therewith and seeking to obtain timely any such consents, permits, authorizations, approvals or waivers. Without limiting the foregoing, the Company shall use its best efforts to obtain prior to the consummation of the Offer the consents, approvals and waivers listed in Section 4.07(iii) of the Disclosure Letter. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action as may be reasonable in the context thereof.

                  (b) In the event that any action, suit, proceeding or investigation relating hereto or to the Stock Option Agreement or to the transactions contemplated hereby or thereby is commenced, whether before or after the Effective Time, the parties hereto agree to cooperate and use their best efforts to defend vigorously against it and respond thereto.

                  SECTION 6.05  Indemnification and Insurance.

                  (a) The Parent and the Sub agree that all rights to indemnification existing in favor of the present or former directors, officers and employees of the Company (as such) or any of its subsidiaries as provided in the Company's Certificate of Incorporation or Bylaws, or the articles of incorporation, bylaws or similar documents of any of the Company's subsidiaries as in effect as of the date hereof with respect to matters occurring prior to the Effective Time shall survive the Merger and shall continue in full force and effect for a period of not less than the statutes of limitations applicable to such matters, and the Parent agrees to cause the Surviving Corporation to comply fully with its obligations hereunder and thereunder.

                  (b) The Surviving Corporation will cause to be maintained in effect for a period of four years after the Effective Time, in respect of acts or omissions occurring prior to the Effective Time (but only in respect thereof), policies of directors' and officers' liability insurance covering the persons currently covered by the Company's existing directors' and officers' liability insurance policies and providing substantially similar coverage to such existing policies; provided, however, that the Surviving Corporation will not be required to maintain directors' and officers' liability insurance policies to the extent that the aggregate annual cost of maintaining such policies exceeds 150% of the aggregate annual amounts currently paid by the Company to maintain the existing policies.

                  (c) This Section 6.05 shall survive the consummation of the Merger and is intended to benefit, and shall be enforceable by, the Company, the Surviving Corporation, and any person or entity indemnified hereunder (whether or not parties to this Agreement).

                  SECTION 6.06 Employee Plans and Benefits and Employment Contracts.

                  (a) Prior to the Effective Time, the Company will, and will cause its subsidiaries to, and from and after the Effective Time, the Parent will, and will cause the Surviving Corporation to, honor, in accordance with their terms all existing employment and severance agreements between the Company or any of its subsidiaries and any officer, director or employee of the Company or any of its subsidiaries specified in Section 4.09(a) of the Disclosure Letter.

                  (b) The Parent intends to cause the Surviving Corporation and its subsidiaries, until the first anniversary of the Effective Time, to provide pension and welfare benefits to their employees (considered as a group) (excluding employees covered by collective bargaining agreements and excluding benefits that are contingent on a change in control or that are based on, or require the issuance of, securities), which benefits will be in the aggregate no less favorable than those currently provided by the Company and its subsidiaries in the aggregate to such employees. Nothing in this Section 6.06(b) shall be deemed to constitute an amendment of any employee benefit plan, program or arrangement or to prevent the Surviving Corporation or any of its subsidiaries from making any change in any plan, program or arrangement, including any change required by law or deemed necessary or appropriate to comply with applicable law or regulation.

                  (c) The Company shall take, or cause to be taken, all action necessary, as promptly hereafter as reasonably practicable, to amend any plan, other than the Stock Option Plans, maintained by the Company or any of its subsidiaries to eliminate, as of the date hereof, all provisions for the purchase of Shares directly from the Company or any of its subsidiaries or securities of any subsidiary.

                  (d) Without limiting the foregoing paragraph (c), the Company shall take, or cause to be taken, all action necessary, to ensure that (i) the 1995 Plan shall terminate as of the Effective Time, (ii) no purchase right period under the 1995 Plan commences after the date hereof, (ii) any purchase right period under the 1995 Plan which commenced on or prior to the date hereof (the "Current Purchase Period") is terminated, prior to the Effective Time,
(iii) no funds are contributed in the Current Purchase Period other than funds that were contributed prior to the date hereof (regardless of the amount any employee elected to contribute in the Current Purchase Period) and (iv) no person shall have any right under the 1995 Plan (or any Purchase Right granted thereunder) with respect to, including the right to acquire, equity securities of the Company, the Surviving Corporation, the Parent or any subsidiary of any of the foregoing following the Effective Time.

                  SECTION 6.07 State Takeover Statutes. The Company shall, upon the request of the Parent or the Sub, take all reasonable steps to assist in any challenge by the Parent or the Sub to the validity, or applicability to the Offer or the Merger, of any state takeover law.

                  SECTION 6.08 Proxy Statement. Unless the Merger is consummated in accordance with Section 253 of the DGCL as contemplated by Section 2.09, the Company shall prepare and file with the SEC, subject to the prior approval of the Parent (which approval shall not be unreasonably withheld), as soon as practicable after the consummation of the Offer, a preliminary proxy or information statement (the "Preliminary Proxy Statement") relating to the Merger as required by the Exchange Act and the rules and regulations thereunder, with respect to the transactions contemplated hereby. The Company shall obtain and furnish the information required to be included in the Preliminary Proxy Statement, shall respond promptly to any comments made by the SEC with respect to the Preliminary Proxy Statement, shall cause the Proxy Statement to be mailed to the Company's stockholders at the earliest practicable date and shall use its best efforts to obtain the necessary approval of the

Merger by its stockholders. In that regard, the Parent and the Sub agree to vote all shares held thereby pursuant to the Offer, the Odyssey Option or otherwise in favor of the Merger.

                  SECTION 6.09 Notification of Certain Matters. The Company shall give prompt notice to the Parent and the Sub, and the Parent or the Sub, as the case may be, shall give prompt notice to the Company, of the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which is likely (i) to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time and (ii) to result in any material failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.09 shall not limit or otherwise affect the remedies available hereunder to any of the parties receiving such notice.

                  SECTION 6.10 Subsequent Filings. Until the Effective Time, the Company will timely file (subject to any extension in compliance with applicable law) with the SEC each form, report and document required to be filed by the Company under the Exchange Act and will promptly deliver to the Parent and the Sub copies of each such report filed with the SEC. As of their respective dates, none of such reports shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of the Company included in such reports shall be prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis (except as may be indicated in the notes thereto) and shall fairly present the financial position of the Company and its consolidated subsidiaries as at the dates thereof and the results of their operations and changes in financial position for the periods then ended, subject in the case of unaudited interim financial statements to normal and recurring year end adjustments.

                  SECTION 6.11 Termination Fee; Expenses. (a) In the event that this Agreement is terminated (i) pursuant to Sections 8.01(e) or 8.01(f) or (ii) pursuant to any other provision of Section 8.01 (regardless of whether such termination is by the Parent or the Company) and (in the case of clause (ii)
only) either (y) prior to such termination a Trigger Event (as such term is defined in Section 6.11(b)) has occurred or (z) prior to such termination the Offer shall have expired without the purchase of any Shares by the Sub pursuant thereto and within twelve months from the date of such expiration an Acquisition Event (as such term is defined in Section 6.11(c)) other than with the Parent, the Sub or any of their affiliates has occurred, then the Company shall pay to the Parent a fee of 2.5% of an amount equal to $12.00 multiplied by the fully diluted number of outstanding shares of Common Stock on the date hereof (the "Termination Fee"). Such fee shall be payable in immediately available funds at the time of termination if such fee becomes payable pursuant to clause (i) or clause (ii)(y) above, or on the second business day following the occurrence of the Acquisition Event if such fee becomes payable in the circumstances described in clause (ii)(z) above.

                  (b) As used herein, "Trigger Event" shall mean the occurrence of any of the following events:

                  (i) The Company or any of its subsidiaries (or the Board of Directors or any committee thereof of the Company) shall have recommended, approved, authorized, proposed, filed a Schedule 14D-9 not opposing, or publicly announced its intention to enter into, any Acquisition Transaction (other than with the Parent, the Sub or any of its affiliates). For purposes of this Agreement "Acquisition Transaction" shall mean any tender offer or exchange offer, any merger, consolidation, liquidation, dissolution, recapitalization, reorganization or other business combination, any acquisition, sale or other disposition of all or a substantial portion of the assets or securities of the Company or any other similar transaction involving the Company, its securities or any of its material subsidiaries or divisions; or

                 (ii) the Board of Directors or any committee thereof of the Company shall have withdrawn or modified or amended in any manner adverse to the Parent or the Sub its authorization, approval or recommendation to the stockholders of the Company with respect to the Offer, the Merger or this Agreement, or shall have failed to have reiterated its recommendation within five business days of any written request by the Parent or the Sub therefor.

                (iii) the Company shall have knowingly breached or willfully failed to comply in any material respect with any of its obligations, covenants or agreements under this Agreement, or any of the representations and warranties of the Company set forth in this Agreement shall, to the knowledge of the Company, not have been true and correct in all material respects as of the date of this Agreement or shall cease to be true in all material respects prior to the Effective Time by reason of the willful acts of the Company.

                  (c) As used herein, "Acquisition Event" shall mean the consummation of any (i) Acquisition Transaction or (ii) series of transactions that results in any person, entity or "group" (other than the Option Grantor and its affiliates and other than the Parent, the Sub or any of their affiliates) acquiring more than 50% of the outstanding Shares or assets of the Company or the Option Grantor acquiring more than an additional 10% of the outstanding Shares or assets of the Company (through any open market purchases, merger, consolidation, recapitalization reorganization or other business combination).

                  (d) In the event that this Agreement is terminated in the manner described in Section 6.11(a) and unless such termination results solely from a material breach by the Parent or the Sub of its obligations hereunder, the Company shall promptly at such time assume and pay (in addition to any amounts payable pursuant to Section 6.11(a) hereof), or reimburse the Parent for, the reasonable documented out-of-pocket fees and expenses actually incurred by or on behalf of the Parent and the Sub in connection with the transactions contemplated hereby, including all legal, investment banking, accounting, printing and other fees and expenses whether incurred prior to or following the execution of or the termination of this Agreement ("Reimbursable Expenses").

                                   ARTICLE VII

                    CONDITIONS TO CONSUMMATION OF THE MERGER

                  SECTION 7.01 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver, where permissible, prior to the proposed Effective Time, of the following conditions:

                  (a) unless the Merger is consummated pursuant to Section 253 of the DGCL as contemplated by Section 2.09, the agreement of merger (as such term is used in Section 251 of the DGCL) contained in this Agreement shall have been adopted by the affirmative vote of the stockholders of the Company required by and in accordance with applicable law;

                  (b) all necessary waiting periods under the HSR Act applicable to the Merger shall have expired or been terminated;

                  (c) no statute, rule, regulation, executive order, judgment, decree or injunction shall have been enacted, entered, issued, promulgated or enforced by any court or governmental authority against the Parent, the Sub or the Company and be in effect that prohibits or restricts the consummation of the Merger or makes such consummation illegal or otherwise restricts the Parent's or the Sub's exercise of full rights to own and operate the Company (each party agreeing to use all reasonable efforts to have such prohibition lifted); and

                  (d) The Sub shall have accepted for purchase and paid for the Shares tendered pursuant to the Offer; provided, however, that this condition will be deemed satisfied with respect to the Parent and the Sub if the Sub shall have failed to purchase Shares pursuant to the Offer in violation of the terms of the Offer.

                  SECTION 7.02 Conditions to the Obligations of the Parent and the Sub to Effect the Merger. The obligations of the Parent and the Sub to effect the Merger are further subject to the satisfaction or waiver, where permissible, on or prior to the proposed Effective Time of the following conditions:

                  (a) the Company shall have performed and complied in all material respects with all agreements and obligations and conditions required by this Agreement to be performed or complied with by it on or prior to the Effective Time and the representations and warranties of Company contained herein that are qualified as to materiality shall be true and correct, and the representations and warranties that are not so qualified shall be true and correct in all material respects, in each case on the date of this Agreement and at and on the proposed Effective Time as though such representations and warranties were made at and as such date; and

                  (b) the Company shall have furnished such certificates of its officers to evidence compliance with the conditions set forth in
         Section 7.02(a) hereof as may be reasonably requested by the Sub.

                  SECTION 7.03 Conditions to the Obligations of the Company to Effect the Merger. The obligations of the Company to effect the Merger are further subject to the satisfaction or waiver, where permissible, on or prior to the proposed Effective Time of the following conditions:

                  (a) the Parent and the Sub shall have performed and complied in all material respects with all agreements and obligations required by this Agreement to be performed or complied with by them on or prior to the proposed Effective Time and the representations and warranties of the Parent and the Sub contained herein that are qualified as to materiality shall be true and correct, and the representations that are not so qualified shall be true and correct in all material respects, in each case on the date of this Agreement and at and on the proposed Effective Time as though such representations and warranties were made at and as such date; and

                  (b) the Parent and the Sub shall have furnished such certificates of its officers to evidence compliance with the conditions set forth in Section 7.03(a) hereof as may be reasonably requested by the Company.

                                  ARTICLE VIII

                         TERMINATION; AMENDMENT; WAIVER

                  SECTION 8.01 Termination. This Agreement may be terminated and the Merger may be abandoned at any time notwithstanding approval thereof by the stockholders of the Company, but prior to the Effective Time:

                  (a) by mutual written consent of the Boards of Directors of the Company and the Parent;

                  (b) by the Parent or the Company if the Effective Time shall not have occurred on or before December 31, 1996 (provided that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date);

                  (c) by the Parent or the Company if any court of competent jurisdiction in the United States or Canada or other United States or Canadian governmental body shall have issued an order, decree or ruling, or taken any other action restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement or the Stock Option Agreement and such order, decree, ruling or other action shall have become final and non-appealable;

                  (d) (i) by the Company if the Sub fails to commence the Offer as provided in Section 1.01 and (ii) by the Parent if the Offer expires or is terminated on account of the failure of a condition specified in Exhibit A hereto without any Shares being purchased thereunder;

                  (e) by the Parent, (i) (x) if the Board of Directors or any committee thereof of the Company withdraws or modifies or amends in a manner adverse to the Parent or the Sub its authorization, approval or recommendation of the Offer or the Merger or this Agreement or shall have resolved to do any of the foregoing or shall have failed to have reiterated its recommendation within five business days of any written request by the Parent or the Sub therefor or (y) the Company or any of its subsidiaries (or the Board of Directors or any committee thereof of the Company) shall have approved, recommended, authorized, proposed, publicly announced its intention to enter into or filed a Schedule 14D-9 not opposing any Acquisition Transaction with a party other than the Parent, the Sub or any of their affiliates;

                  (f) by the Parent if the Company or any of its subsidiaries participates in discussions or negotiations with, or provides any information to or affords any access to the properties, books and records of the Company to, or otherwise assists or facilitates any corporation, partnership, person or other entity or group (other than the Parent or the Sub or any affiliate or associate of the Parent or the Sub) concerning any Acquisition Transaction, whether or not permitted by Section 6.02 hereof;

                  (g) by the Parent if the Company shall have breached or failed to comply in any material respect with any of its obligations, covenants or agreements under this Agreement, or any of the representations and warranties of the Company set forth in this Agreement which is qualified as to materiality, shall not be true and correct, or any such representation or warranty that is not so qualified, shall not be true and correct when made or at any time prior to the Effective Time as if made at and as such time;

                  (h) by the Parent if at any time prior to the purchase by the Sub of all of the Shares subject to the Option, the Stock Option Agreement shall not be in full force and effect, the Option Grantor shall have asserted that the Stock Option Agreement is not valid, binding or enforceable or is not in full force and effect, there shall be a material condition to the exercise of the Option outstanding and not satisfied or the Option Grantor shall have breached in any material respect any representation, warranty or covenant contained in the Stock Option Agreement; or

                  (i) by the Company if either the Parent or the Sub shall have breached or failed to comply in any material respect with any of its obligations, covenants or agreements under this Agreement, or any of the representations and warranties of such party set forth in this Agreement which is qualified as to materiality, shall not be true and correct, or any such representation and warranty that is not so qualified, shall not be true and correct in all material respects when made or at any time prior to the Effective Time as if made at and as such time.

                  SECTION 8.02 Effect of Termination. If this Agreement is terminated and the Merger is abandoned pursuant to Section 8.01 hereof, this Agreement, except for the provisions of Sections 6.03(b), 6.11 and 9.10 hereof and except to the extent provisions of this Agreement relate to the Stock Option Agreement, shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers or stockholders. Nothing in this Section 8.02 shall relieve any party to this Agreement of liability for breach of this Agreement.

                  SECTION 8.03 Amendment. To the extent permitted by applicable law, this Agreement may be amended by action taken by or on behalf of the Boards of Directors of the

Company, the Parent and the Sub, subject in the case of the Company to Section 1.04(b), at any time before or after adoption of this Agreement by the stockholders of the Company but, after any such stockholder approval, no amendment shall be made which decreases the Merger Consideration or which adversely affects the rights of the Company's stockholders hereunder without the approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of all of the parties hereto.

                  SECTION 8.04 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken by or on behalf of the respective Boards of Directors of the Company, the Parent and the Sub, subject in the case of the Company to Section 1.04(b), may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein by any other applicable party or in any document, certificate or writing delivered pursuant hereto by any other applicable party or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE IX

                                  MISCELLANEOUS

                  SECTION 9.01 Survival of Representations and Warranties. The representations and warranties made in Articles IV and V shall not survive beyond the Effective Time. This Section 9.01 shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Effective Time.

                  SECTION 9.02 Entire Agreement; Assignment. This Agreement, together with the Disclosure Letter and the Confidentiality Agreement, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. The Agreement shall not be assigned by operation of law or otherwise; provided, however, that the Parent or the Sub may assign any of their respective rights and obligations to any affiliate of the Parent or the Sub, as the case may be, but no such assignment shall relieve the Parent or the Sub, as the case may be, of its obligations hereunder. It is understood and agreed that either the Sub or any affiliates of the Sub may purchase Shares under the Offer.

                  SECTION 9.03 Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any federal or state court located in the State of Delaware (as to which the parties agree to submit to jurisdiction for the purposes of such action), this being in addition to any other remedy to which they are entitled at law or in equity.

                  SECTION 9.04 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

                  SECTION 9.05 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by facsimile transmission with confirmation of receipt, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

                  if to the Parent or the Sub:

                  c/o Northern Telecom Limited
                  3 Robert Speck Parkway
                  Mississauga, Ontario
                  Canada L42 3C8
                  Facsimile:  905-566-3082
                  Attention:  Mr. William R. Kerr
                                Vice President and Treasurer

                  with a copy to:

                  Northern Telecom Limited
                  3 Robert Speck Parkway
                  Mississauga, Ontario
                  Canada L42 3C8
                  Facsimile:  905-566-3457
                  Attention:  Anthony J. Lafleur, Esq.
                                Vice President and Associate General Counsel
                  and to:

                  Cleary, Gottlieb, Steen & Hamilton
                  One Liberty Plaza
                  New York, New York 10006
                  Facsimile:  212-225-3999
                  Attention: Victor I. Lewkow, Esq.

                  if to the Company:

                  MICOM Communications Corp.
                  4100 Los Angeles Avenue
                  Simi Valley, CA  93062
                  Facsimile:  805-583-3183
                  Attention:  Warren B. Phelps, III
                                Chairman and Chief Executive Officer

                  with a copy to:

                  Riordan & McKinzie
                  5743 Corsa Avenue, #116
                  Westlake Village, CA  91362
                  Facsimile:  818-706-2956
                  Attention:  Lawrence Weeks, Esq.

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

                  SECTION 9.06 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

                  SECTION 9.07 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                  SECTION 9.08 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement except for Section 6.05 (which is intended to be for the benefit of the persons referred to therein, and may be enforced by any such persons).

                  SECTION 9.09 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

                  SECTION 9.10 Fees and Expenses. Whether or not the Offer or the Merger is consummated, all fees, costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, except as contemplated by Section 6.11 hereof.

                  SECTION 9.11 Certain Definitions.

                  (a) The term "subsidiary" shall mean, when used with reference to an entity, any other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions, or a majority of the outstanding voting securities of which, are owned directly or indirectly by such entity.

                  (b) "Material Adverse Effect" shall mean any change, condition, event or development in the business, condition (financial or otherwise), assets, liabilities, results of operations or prospects of the Company or any of its subsidiaries that is, or is reasonably likely to be, material and adverse to the Company and its subsidiaries taken as a whole, or that materially impairs, or is reasonably likely to materially impair, the ability of the parties to consummate the transactions contemplated by this Agreement.

                  (c) "Tax" shall mean all taxes, charges, fees, levies, imposts, duties, and other assessments, including any income, alternative minimum or add-on tax, estimated, gross income, gross receipts, sales, use, transfer, transactions, intangibles, ad valorem, value-added, franchise, registration, title, license, capital, paid-up capital, profits, withholding, employee withholding, payroll, worker's compensation, unemployment insurance, social security, employment, excise (including the federal communications excise tax under Section 4251 of the Code), severance, stamp, occupation, premium, recording, real property, personal property, federal highway use, commercial rent, environmental (including taxes under Section 59A of the Code) or windfall profit tax, custom, duty or other tax, fee or other like assessment or charge of any kind whatsoever, together with any interest, penalties, related liabilities, fines or additions to tax imposed by any country, any state, county, provincial or local government or subdivision or agency thereof.

                  (d) The term "including" shall be deemed to be followed by the phrase "without limitation."

                  SECTION 9.12 Press Releases. The Parent, the Sub and the Company will consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such public statement except upon advice of counsel that such press release or public statement is required by law or by obligations pursuant to any listing agreement with any relevant national securities exchange.

                  IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all at or on the day and year first above written.

                            NORTHERN TELECOM INC.

                            By:  /s/  Peter W. Currie
                                 -----------------------------------------------
                                 Name:  Peter W. Currie
                                 Title:  Attorney-in-Fact


                            ELDER CORPORATION


                            By:  /s/ A. J. Lafleur
                                 -----------------------------------------------
                                 Name:  A. J. Lafleur
                                 Title:  Vice President and Assistant Secretary


                            MICOM COMMUNICATIONS CORP.


                            By:  /s/  Warren B. Phelps, III
                                 -----------------------------------------------
                                 Name:  Warren B. Phelps, III
                                 Title:  Chairman and Chief Executive Officer

                                                                       EXHIBIT A

                             CONDITIONS TO THE OFFER

                  Capitalized terms used in this Exhibit A and not otherwise defined herein shall have the meanings assigned to them in the Agreement to which it is attached (the "Merger Agreement").

                  Notwithstanding any other provision of the Offer, the Sub shall not be required to accept for payment, purchase or pay for any Shares tendered until the expiration of any applicable waiting period for the Offer and the option granted pursuant to the Stock Option Agreement (the "Option") under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the Sub may terminate or, subject to the terms and conditions of the Merger Agreement, amend the Offer as to any Shares not then accepted for payment, shall not be required to accept for payment or pay for any Shares, or may delay the acceptance for payment of Shares tendered, if (1) at the expiration of the Offer, the number of Shares validly tendered and not withdrawn, together with the Shares beneficially owned by the Parent and its affiliates or which the Parent and its affiliates have the right to acquire pursuant to the Stock Option Agreement, shall not constitute a majority of the outstanding Shares on a fully diluted basis, or (2) at any time on or after the date of the Merger Agreement and prior to the acceptance for payment of Shares, any of the following events shall occur or exist:

                  (a) there shall have been any action taken, or any statute, rule, regulation, judgment, order or injunction, promulgated, enacted, entered, enforced or deemed applicable to the Offer, the Option or the Merger, that would or is reasonably likely to (i) make the acceptance for payment of, or payment for or purchase of some or all of the Shares pursuant to the Offer or the Option illegal, or otherwise restrict or prohibit or make materially more costly the consummation of the Offer, the Option or the Merger, (ii) result in a significant delay in or restrict the ability of the Sub to accept for payment, pay for or purchase some or all of the Shares pursuant to the Offer or the Option or to effect the Merger, (iii) render the Sub unable to accept for payment or pay for or purchase some or all of the Shares pursuant to the Offer or the Option, (iv) impose material limitations on the ability of the Parent, the Sub or any of their respective subsidiaries or affiliates to acquire or hold, transfer or dispose of, or effectively to exercise all rights of ownership of, some or all of the Shares including the right to vote the Shares purchased by it pursuant to the Offer or the Option on all matters properly presented to the stockholders of the Company, (v) require the divestiture by the Parent, the Sub or any of their respective subsidiaries or affiliates of any Shares, or require the Sub, the Parent, the Company, or any of their respective subsidiaries or affiliates to dispose of or hold separate all or any material portion of their respective businesses, assets or properties or impose any material limitations on the ability of any of such entities to conduct their respective businesses or own such assets, properties or Shares or on the ability of the Parent or the Sub to conduct the business of the Company and its subsidiaries and own the assets and properties of the Company and its subsidiaries, (vi) impose any material limitations on the ability of the Parent, the Sub or any of their respective subsidiaries or affiliates effectively to control the business or operations of the Company, the Parent, the Sub, or any of their respective subsidiaries or affiliates (vii) otherwise materially adversely affects the Parent, the Sub, the Company or any of their respective subsidiaries or affiliates or the value of the Shares or otherwise make consummation of the Offer, the Option or the Merger unduly burdensome;

                  (b) there shall have been threatened, instituted or pending any action, proceeding or counterclaim by or before any governmental, administrative or regulatory agency or instrumentality or before any court, arbitration tribunal or any other tribunal, domestic or foreign, challenging the making of the Offer or the acquisition by the Sub of the Shares pursuant to the Offer or the Option or the consummation of the Merger, or seeking to obtain any material damages, or seeking to, directly or indirectly, result in any of the consequences referred to in clauses (i) through (vii) of paragraph (a) above;

                  (c) the Stock Option Agreement shall not be in full force and effect (except due to the exercise thereof by the Sub) or there shall be a material condition to the exercise of the Option outstanding and not satisfied or the Option Grantor shall have breached in any material respect any representation, warranty or covenant contained therein and such breach shall have remained outstanding and uncured;

                  (d) there shall have occurred (i) for a period of more than one full trading day any general suspension of, or limitation on prices for, trading in securities on any national securities exchange or in the over-the-counter market in the United States or the Toronto Stock Exchange, (ii) the declaration of any banking moratorium or any suspension of payments in respect of banks or any limitation (whether or not mandatory) on the extension of credit by lending institutions in the United States or Canada, (iii) the commencement of a war, armed hostilities or any other international or national calamity involving the United States or Canada, (iv) a material adverse change in the United States or Canadian currency exchange rates or a suspension of, or limitation on, the markets therefor, (v) in the case of any of the foregoing existing at the time of the execution of the Merger Agreement, a material acceleration or worsening thereof;

                  (e) any Person, entity or "group" (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Parent, the Sub or Option Grantor or any of their respective affiliates shall have become the beneficial owner (as that term is used in Rule 13d-3 under the Exchange Act) of more than 14.9% of the outstanding Shares;

                  (f) the Company (or the Board of Directors or any committee thereof of the Company) shall have approved, recommended, authorized, proposed, filed a Schedule 14D-9 not opposing, or publicly announced its intention to enter into, any Acquisition Transaction (other than with the Parent, the Sub or any of their affiliates);

                  (g) there shall have occurred any change, condition, event or development in the business, condition (financial or otherwise), assets, liabilities, results of operations or prospects of the Company or any of its subsidiaries that is, or is reasonably likely to be, materially adverse to the Company and its subsidiaries taken as a whole or that materially impairs, or is reasonably likely to materially impair the ability of the parties to consummate the Offer or the Merger;

                  (h) the Company shall have breached or failed to comply in any material respect with any of its obligations, covenants, or agreements under the Merger Agreement or any representation or warranty of the Company contained in the Merger Agreement, which is qualified as to materiality, shall not be true and correct, or any such representation or warranty that is not so qualified, shall not be true and correct in any material respect, in each case either as of when made or at any time thereafter;

                  (i) the Merger Agreement shall have been terminated pursuant to its terms or shall have been amended pursuant to its terms to provide for such termination or amendment of the Offer; or

                  (j) the Board of Directors or any committee thereof of the Company shall have modified or amended in any manner adverse to the Parent or the Sub or shall have withdrawn its authorization, approval or recommendation of the Offer, the Merger or the Merger Agreement, or shall have failed to have reiterated its recommendation within five business days of any written request by the Parent or the Sub therefor;

which, in the sole judgment of the Parent or the Sub, in any case, and regardless of the circumstances (including any action or inaction by the Parent or the Sub or any of their affiliates other than any action or inaction constituting a material breach by the Parent or the Sub of their obligations under the Merger Agreement) giving rise to any such condition, makes it inadvisable to proceed with the Offer or with acceptance for payment or payment for Shares.

                  The foregoing conditions are for the sole benefit of the Parent and the Sub and may be asserted regardless of the circumstances (including any action or inaction by the Parent or the Sub or any of their affiliates giving rise to any such condition other than any action or inaction constituting a material breach by the Parent or the Sub of their obligations under the Merger Agreement) or waived by the Parent or the Sub in whole or in part at any time or from time to time in its discretion subject to the terms and conditions of the Merger Agreement. The failure of the Parent or the Sub at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. Any determination by the Parent or the Sub concerning the events described above will be final and binding on all parties.